UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.

)
Filed by the Registrant
☒
    Filed by a Party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
S&T Bancorp, Inc.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

To my fellow shareholders:

In 1902, a small Pennsylvania Bank began with a promise to make people its purpose. Over 120 years later, we’re still cultivating relationships firmly rooted in trust as we work together to build Our Shared Future. This strategic framework defines our purpose, values and drivers for profitable growth and creates a roadmap that guides our proactive steps to deliver long-term, sustainable financial performance.

Our results in 2024 were driven through meaningful progress on our key business drivers, including consistent growth in our customer deposit franchise and ongoing improvement in asset quality. This diligent, focused approach has enabled us to grow from a single branch in Indiana, Pennsylvania, to an award-winning franchise that spans from central Ohio to Eastern Pennsylvania with over 70 locations.

People-Forward Banking

Our people are our differentiating characteristic and enduring strength. They live our purpose in a uniquely S&T way and foster a welcoming environment where all team members can work together to better the lives of our employees, customers, and communities.

At S&T, five values guide our attitudes and actions:

•	Make people our purpose

•	Do the right thing

•	Go above and beyond

•	Value every voice

•	Win as one team

As a people-forward Bank, our success is directly tied to the engagement level of our employees. Our industry leading employee engagement was evidenced by S&T being honored as one of Forbes* America’s Best Midsized Employers in 2024 for the second consecutive year. We were also named an American Banker 2024 Best Banks to Work For winner, demonstrating how we make people our purpose and showing that our employees feel prioritized, valued, and supported as a critical part of our success. Additionally, because of our industry-leading employee engagement scores, S&T was recognized by Energage as a Financial Services Industry Top Workplaces 2024 winner.

Engaging With Our Communities

At S&T, giving back to the community is at the center of our people-forward purpose and our commitment is evidenced in our donations of time and resources in 2024.

For the third year, our employees were offered up to 16 hours of paid, annual volunteer hours to support their local communities. I am proud to share that our employees completed over 25,000 community service hours and provided more than 700 hours of financial education, volunteering at over 1,000 organizations across our footprint.

Beyond our volunteerism in 2024, S&T made financial contributions in support of organizations that make a positive impact on our customers and communities. Over $180,000 was donated to United Way from our employee-sponsored annual campaign. For the second year, S&T partnered with Alex’s Lemonade Stand

Foundation (ALSF), hosting lemonade stands at every S&T location and raising over $100,000 in support of childhood cancer research through the generosity of our employees, customers, and members of our local communities. Beyond the donation efforts to these organizations and a myriad of others, an additional $400,000 was donated by S&T to qualifying charities in 2024.

Additionally, S&T provided over $15 million in community development loans throughout 2024 in support of affordable housing, economic development needs and to revitalize or stabilize underserved areas.

Financial Highlights

Our engaged employees, working together for our customers and focused on our business drivers, delivered strong 2024 full year results including consistent growth in our customer deposit franchise and ongoing improvement in asset quality.

Financial highlights for 2024 include**:

•	Net income was $131.3 million and EPS was $3.41 per diluted share.

•	Strong return metrics with ROA of 1.37%, ROE of 9.86% and ROTE (non-GAAP) of 13.84%.

•	Total deposits increased $261.3 million. Customer deposit growth of $411.7 million, or 5.76%, was offset by lower brokered deposits of $150.4 million.

•	Total portfolio loans increased $89.6 million, or 1.17%.

•	Improvement in asset quality drove a provision for credit losses of only $0.1 million.

•	Net charge-offs were $8.3 million, or 0.11% of average loans.

As a result of our financial performance, S&T was named as one of Forbes* 2024 America’s Best Banks: This annual ranking is based on metrics that measure growth, credit quality, profitability, and stock performance. Moreover, S&T was named on Bank Director’s 2024 RankingBanking list. This annual study ranks institutions on profitability, capital, and asset quality metrics to gauge the performance of public commercial and savings banks. S&T was also pleased to be included in the Piper Sandler Sm-All Stars Class of 2024, a list that identifies the top performing small-cap banks and thrifts across the country related to growth, profitability, credit quality, and capital strength.

The Past Shapes the Future

A lot has changed since our Bank got its start more than 122 years ago. But one thing hasn’t: our dedication to earning and keeping the trust of the many customers and communities we serve across our footprint.

Looking ahead, we are dedicated to continued growth and forward progress on our strategic objectives, seeking opportunities to have an even greater impact on Our Shared Future.

On behalf of everyone at S&T Bank, I’d like to thank you for placing your trust in us. We work to earn it every day.

Kindly,

Chris McComish CEO

*	©2025 Forbes. All rights reserved. Used under license.

**

These highlights present certain non-GAAP financial measures. For a reconciliation to the most directly comparable GAAP measures, see Reconciliation of GAAP to Non-GAAP Financial Measures in Appendix A.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS May 13, 2025	S&T Bancorp, Inc. 800 Philadelphia Street Indiana, Pennsylvania 15701

DATE AND TIME May 13, 2025, 10:00 a.m. Eastern Time via virtual online meeting only (www.virtualshareholdermeeting.com/STBA2025)
HOW TO VOTE
By Telephone Call (1-800-690-6903)
By Internet Visit www.proxyvote.com
By Mail Sign, date and return proxy card

To the Shareholders of

S&T Bancorp, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of S&T Bancorp, Inc. (“S&T”) will be held on May 13, 2025, at 10:00 a.m. Eastern Time, via virtual online meeting only (www.virtualshareholdermeeting.com/STBA2025) for considering and voting on the following matters:

1.	To elect 11 directors to serve a one-year term until the next annual meeting of shareholders and until their respective successors are elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as S&T’s independent registered public accounting firm for the fiscal year 2025;

3.	To approve, on a non-binding advisory basis, the compensation of S&T’s named executive officers;

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on February 28, 2025 are entitled to notice of and to vote at such meeting or any adjournment thereof.

To participate in the virtual Annual Meeting at www.virtualshareholdermeeting.com/STBA2025, you need to use the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (“Notice”), on your proxy card or on the instructions that accompanied your proxy materials. We encourage you to allow ample time for online check-in, which will begin at 9:30 a.m. Eastern Time. Please note that there is no in-person annual meeting for you to attend.

By Order of the Board of Directors,

Rachel L. Smydo

Secretary

Indiana, Pennsylvania

March 31, 2025

IMPORTANT

YOUR VOTE IS IMPORTANT, AND WE APPRECIATE YOUR TAKING THE TIME TO VOTE PROMPTLY USING ONE OF THE VOTING METHODS DESCRIBED IN THE PROXY STATEMENT.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES NAMED IN THIS PROXY STATEMENT, FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS S&T’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025, AND FOR THE APPROVAL OF THE COMPENSATION OF S&T’S NAMED EXECUTIVE OFFICERS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2025: OUR PROXY STATEMENT, 2024 ANNUAL REPORT AND NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS ARE AVAILABLE AT WWW.PROXYVOTE.COM

We are taking advantage of a rule of the Securities and Exchange Commission (the “SEC”) which allows companies to make proxy materials available on a public website rather than in paper form. This rule allows a company to send some or all of its shareholders a Notice of Internet Availability of Proxy Materials in place of the complete proxy package. For our 2025 Annual Meeting, to save significant printing and mailing expenses, S&T mailed a Notice to certain shareholders who had not previously elected to receive their proxy materials through the mail on or about March 31, 2025, to inform them of the electronic availability of the proxy materials 40 days in advance of the Annual Meeting.

S&T BANCORP, INC.

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 13, 2025

INTRODUCTION

This Proxy Statement is being furnished to shareholders of S&T Bancorp, Inc. in connection with the solicitation of proxies by the Board of Directors of S&T (the “S&T Board” or “Board”) for use at the Annual Meeting of Shareholders, and any adjournments thereof, to be held at the time and place set forth in the accompanying notice (“Annual Meeting”). We are first sending the Notice of Internet Availability of Proxy Materials, or this Proxy Statement, S&T’s 2024 Annual Report and proxy card to shareholders on or about March 31, 2025.

At the Annual Meeting, shareholders of S&T will be asked to (i) elect 11 directors of S&T to serve a one-year term, (ii) approve the ratification of the selection of Ernst & Young LLP as S&T’s independent registered public accounting firm for the fiscal year 2025, and (iii) approve, on a non-binding advisory basis, the compensation of S&T’s named executive officers (“NEOs”).

All shareholders are urged to read this Proxy Statement carefully and in its entirety.

MEETING INFORMATION

Date, Time and Place

The Annual Meeting will be held on May 13, 2025, at 10:00 a.m. Eastern Time solely online via the Internet by going to www.virtualshareholdermeeting.com/STBA2025. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. See “Attending the Meeting; Virtual Meeting” below.

As permitted by S&T’s By-laws and applicable law, S&T will hold a virtual-only Annual Meeting. S&T will continue holding annual meetings in virtual-only format so long as shareholders are served well through this medium, which we believe enhances accessibility to our Annual Meeting for all of our shareholders.

Record Date, Voting Rights and Required Vote

The securities that can be voted at the Annual Meeting consist of shares of common stock of S&T, par value $2.50 per share (“Common Stock”), with each share entitling its owner to one vote on each matter to be voted on at the Annual Meeting. There are no cumulative voting rights with respect to the Common Stock. Only holders of the Common Stock at the close of business on February 28, 2025 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. There were 38,370,213 shares of Common Stock outstanding as of the Record Date.

A quorum is required for the transaction of business at the Annual Meeting. A “quorum” is the presence at the meeting, virtually (i.e., online via www.virtualshareholdermeeting.com/STBA2025) or represented by proxy, of the holders of the majority of the outstanding shares of Common Stock entitled to vote at the meeting. Abstentions are counted for purposes of determining the presence or the absence of a quorum but are not considered a vote cast under Pennsylvania law. Under our governing documents and applicable state law, abstentions will not affect the outcome of a vote on a particular matter. Broker non-votes are counted to determine if a quorum is present but are not considered a vote cast under Pennsylvania law. Under our governing documents and applicable state law, broker non-votes will not affect the outcome of a vote on a particular matter. Generally, broker non-votes occur on a matter when a bank, broker or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not

S&T Bancorp, Inc. | 2025 Proxy Statement | 1

Meeting Information

given. Banks, brokers and other nominees have discretionary authority to vote shares in the absence of instructions on matters considered “routine,” such as the ratification of the appointment of the independent registered public accounting firm. They do not have discretionary authority to vote shares in the absence of instructions on “non-routine” matters, such as the election of directors and the advisory vote on compensation of S&T’s NEOs.

The director nominees will be elected by a plurality of the votes cast at the Annual Meeting, which means that the 11 nominees receiving the most votes will be elected. A withheld vote on any nominee will not affect the voting results. Under S&T’s voting standard policy adopted by the S&T Board, which is included in S&T’s Corporate Governance Guidelines (“Guidelines”), if a director nominee in an uncontested election at the Annual Meeting receives a greater number of “withheld” votes from his or her election than votes “for” such election, such director must submit his or her resignation to the Board promptly following the certification of election results. The resignation will first be considered by the members of the Nominating and Corporate Governance Committee (the “Nominating Committee”) within 60 days following certification of the shareholder vote. The Nominating Committee will recommend to the S&T Board whether to accept or reject the resignation after considering all factors deemed relevant by the Nominating Committee. The S&T Board shall act on the Nominating Committee’s recommendation within 90 days following certification of the shareholder vote. If a director’s resignation is accepted by the Board, the Board either may fill the resulting vacancy or may decrease the size of the Board pursuant to S&T’s By-laws.

The ratification of the selection of Ernst & Young LLP as S&T’s independent registered public accounting firm for fiscal year 2025 and the approval, on a non-binding advisory basis, of the compensation of S&T’s NEOs require the affirmative vote of a majority of the votes cast at the Annual Meeting to be approved.

Voting and Revocation of Proxies

Shareholder of Record. If you are a shareholder of record and you received the Notice, you may vote before the Annual Meeting by accessing the secure Internet website registration page identified on the Notice and following the instructions. You may also vote electronically during the virtual Annual Meeting if you participate.

If you are a shareholder of record and you received a printed copy of the proxy materials, you may vote by proxy by telephone, using the Internet or by mailing your proxy card, as further described below. You may also vote electronically during the virtual Annual Meeting if you participate.

By Telephone:	By Internet:	By Mail:

Call the toll-free telephone number on the enclosed proxy card (1-800-690-6903) and follow the recorded instructions.	Access the secure Internet website registration page on the enclosed proxy card and follow the instructions.	Sign, date and return your proxy card in the postage-paid envelope provided.

If you vote by proxy via telephone or the Internet, you do not need to mail your proxy card. The individuals named as proxies on your proxy card will vote your shares of Common Stock during the Annual Meeting as instructed by the latest dated proxy received from you, whether submitted via the Internet, telephone or mail. If you sign your proxy card but do not specify how you want your shares voted on any matter, you will be deemed to have directed the proxies to vote your shares as recommended by the S&T Board.

Beneficial Owners. If your shares of Common Stock are held in a stock brokerage account by a bank, broker or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials

2 | S&T Bancorp, Inc. | 2025 Proxy Statement

Meeting Information

are being forwarded to you by your bank, broker or other nominee that is considered the shareholder of record of those shares.

As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares of Common Stock via the Internet or by telephone, if the bank, broker or other nominee offers these options, or by completing, signing, dating and returning a voting instruction form. Your bank, broker, or other nominee will send you instructions on how to submit your voting instructions for your shares of Common Stock.

If you properly complete, sign, date and return the voting instruction form, your shares of Common Stock will be voted as you specify. If you are a beneficial owner and you do not provide voting instructions to your bank, broker or other nominee holding shares of Common Stock for you, your shares of Common Stock will not be voted with respect to any proposal for which the shareholder of record does not have discretionary authority to vote.

Except for procedural matters incident to the conduct of the Annual Meeting, S&T does not know of any matters other than those described in the Notice of Annual Meeting of Shareholders that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxies in their discretion on such matters as recommended by a majority of the S&T Board.

Revocation of Proxies. The presence of a shareholder at the virtual Annual Meeting will not automatically revoke such shareholder’s proxy. However, a shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of S&T a written notice of revocation, by delivering to S&T a duly executed proxy bearing a later date or by voting electronically during the virtual Annual Meeting.

Attending the Meeting; Virtual Meeting

You may attend the webcast of the meeting via the Internet at www.virtualshareholdermeeting.com/STBA2025 when you enter the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted at www.virtualshareholdermeeting.com/STBA2025. You will be able to vote your shares while attending the Annual Meeting by following the instructions on the website. Our management will address questions from shareholders who have submitted their questions electronically prior to and during the Annual Meeting. You may visit www.proxyvote.com at any time prior to the Annual Meeting to ask questions of our executive management that may be addressed in the Annual Meeting and access information about S&T. Even if you plan to participate in the Annual Meeting, we urge all shareholders to vote on the matters listed above and described in the Proxy Statement as soon as possible, so that your vote will be counted if you later decide not to participate in the Annual Meeting.

Solicitation of Proxies

The cost of soliciting proxies will be borne by S&T. S&T has engaged D.F. King & Co., Inc. to help solicit proxies for the Annual Meeting, and will pay D.F. King & Co., Inc. $9,000, plus its out-of-pocket expenses, for the solicitation of proxies. In addition to the solicitation of proxies by mail, S&T may also solicit proxies personally, by telephone or by electronic means, through its directors, officers and regular employees. None of these directors, officers or employees will receive any additional or special compensation for soliciting proxies. S&T also will request persons, firms and corporations holding shares of Common Stock in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

Internet Availability of Proxy Materials

S&T’s Proxy Statement for the Annual Meeting and S&T’s 2024 Annual Report are available at www.proxyvote.com. You will enter your 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials to access these materials.

S&T Bancorp, Inc. | 2025 Proxy Statement | 3

Meeting Information

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices or proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single Notice or proxy statement and annual report addressed to those shareholders. This process is commonly referred to as “householding.”

S&T has implemented “householding” to reduce the number of duplicate mailings to the same address. This process benefits both shareholders and S&T because it eliminates unnecessary mailings delivered to your home and helps to reduce S&T’s expenses. “Householding” is not being used, however, if S&T has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Notice or one annual report and proxy statement, S&T will deliver promptly a separate copy of the Notice or annual report and proxy statement to any shareholder who contacts S&T by calling the toll-free number, 1-800-325-2265, or by mail to the attention of the Secretary of S&T at 800 Philadelphia Street, Indiana, Pennsylvania 15701. You can also notify S&T that you would like to receive separate copies of the Notice or S&T’s annual report and proxy statement in the future by calling or mailing S&T, as instructed above. If your household has received multiple copies of the Notice or S&T’s annual report and proxy statement, you can request the delivery of single copies in the future by calling or mailing S&T, as instructed above, or your broker, if you hold the shares in “street name.”

If you received more than one Notice or proxy card, it means that your shares are registered in more than one name (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. Please make sure that you vote all of your shares by following the directions on each Notice or on each proxy card that you received.

For our 2026 annual meeting, you can help us save significant printing and mailing expenses by consenting to access our proxy materials electronically via the Internet. If you hold your shares in your own name (instead of “street name” through a bank, broker or other nominee), you can choose this option by following the prompts for consenting to electronic access, if voting by telephone, or by following the instructions at the Internet voting website at www.proxyvote.com, which has been established for you to vote your shares for the 2025 Annual Meeting. If you choose to receive your proxy materials electronically, then prior to next year’s annual meeting, you will receive notification when the proxy materials are available for online review via the Internet, as well as the instructions for voting electronically via the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to S&T by mail to the attention of the Secretary of S&T at 800 Philadelphia Street, Indiana, Pennsylvania 15701. If you hold your shares in “street name” through a bank, broker or other nominee, you should follow the instructions provided by that entity if you wish to access our proxy materials electronically via the Internet.

4 | S&T Bancorp, Inc. | 2025 Proxy Statement

BENEFICIAL OWNERS OF S&T COMMON STOCK

Under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only shareholders known to S&T to be deemed to be a beneficial owner of 5% or more of Common Stock as of February 28, 2025, when 38,370,213 shares of Common Stock were outstanding. S&T has relied solely on information provided in the public filings made by the holders below:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	5,588,300(1)	14.56%

Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	4,616,732(2)	12.03%

Common Stock	Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	2,384,380(3)	6.21%

(1)

Based on the most recently available Schedule 13G/A filed with the SEC on January 23, 2024. According to its Schedule 13G/A, BlackRock, Inc. has sole dispositive power over 5,588,300 shares, shared dispositive power over 0 shares, sole voting power over 5,515,925 shares and shared voting power over 0 shares. The interest of iShares Core S&P Small-Cap ETF represents more than 5% of the outstanding shares of Common Stock. In addition, BlackRock Fund Advisors beneficially owns at least 5% of the outstanding Common Stock. The percentage of ownership is calculated based on the information provided on the Schedule 13G/A, as updated for shares outstanding as of February 28, 2025.

(2)

Based on the most recently available Schedule 13G/A filed with the SEC on February 13, 2024. According to its Schedule 13G/A, The Vanguard Group has sole dispositive power over 4,545,470 shares, shared dispositive power over 71,262 shares, sole voting power over 0 shares and shared voting power over 32,117 shares. The percentage of ownership is calculated based on the information provided on the Schedule 13G/A, as updated for shares outstanding as of February 28, 2025.

(3)

Based on the most recently available Schedule 13G/A filed with the SEC on February 9, 2024. According to its Schedule 13G/A, Dimensional Fund Advisors LP has sole dispositive power over 2,384,380 shares, shared dispositive power over 0 shares, sole voting power over 2,347,095 shares, and shared voting power over 0 shares. The percentage of ownership is calculated based on the information provided on the Schedule 13G/A, as updated for shares outstanding as of February 28, 2025.

S&T Bancorp, Inc. | 2025 Proxy Statement | 5

BENEFICIAL OWNERSHIP OF S&T COMMON STOCK BY DIRECTORS AND OFFICERS

The following table sets forth, as of February 28, 2025, the amount and percentage of Common Stock beneficially owned by each director, each nominee for director and each of the “NEOs” (as defined below) of S&T, as well as the directors and executive officers of S&T as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power over all shares of Common Stock. The business address of each of S&T’s directors and officers is 800 Philadelphia Street, Indiana, Pennsylvania 15701.

Name	Shares of Common Stock Beneficially Owned (1)	Percent Owned

Lewis W. Adkins, Jr.	9,132	*

David G. Antolik	78,365	*

Peter R. Barsz	8,996	*

Christina A. Cassotis	13,715	*

Michael J. Donnelly	38,076	*

Stephen A. Drahnak	22,639	*

Jeffrey D. Grube	40,912	*

Peter G. Gurt	125	*

William J. Hieb	31,769	*

Mark Kochvar	94,848	*

Melanie A. Lazzari	20,778	*

Christopher J. McComish	4,675	*

James A. Michie	5,422	*

Susan A. Nicholson	6,687	*

Frank J. Palermo, Jr.	23,246	*

Bhaskhar Ramachandran	487	*

Rachel L. Smydo	5,626	*

Christine J. Toretti	37,614	*

LaDawn D. Yesho	28,093	*

All current directors and executive officers as a group (19 persons)	471,205	1.23%

(1)

As of February 28, 2025, there were 38,370,213 shares of S&T Bancorp common stock issued and outstanding. The number of shares of common stock beneficially owned by each individual is less than 1% of the outstanding shares of common stock; the total number of shares of common stock beneficially owned by the group is approximately 1.23% of the class. If units payable in common stock vest or pay out within 60 days of February 28, 2025, those shares were added to the total number of shares issued and outstanding for purposes of determining these ownership percentages.

*	Less than 1% of the outstanding Common Stock.

6 | S&T Bancorp, Inc. | 2025 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

General

The S&T Board determines the number of directors to nominate for election. The By-laws of S&T provide that the number of directors constituting the Board will consist of not less than nine nor more than 17, with the exact number to be fixed and determined from time to time by resolution of a majority of the Board. For this annual meeting, the Board fixed the number of directors to be elected at 11.

There are currently 12 directors comprising the Board. In accordance with the mandatory retirement age set forth in S&T’s Guidelines, the Board decided not to nominate Frank J. Palermo, Jr, who will serve out the remainder of his term until its expiration immediately following the Annual Meeting. The Board has nominated the 11 persons named below for election at the Annual Meeting, all of whom are incumbent directors standing for re-election. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

The Nominating Committee recommended each of the nominees to the Board. Directors are elected annually, and each director nominee elected at the Annual Meeting will serve for a term expiring at the 2026 S&T annual meeting of shareholders, until his or her successor has been elected and qualified, or until his or her earlier death, resignation, removal or disqualification. All nominees have indicated their willingness to serve, if elected, but if any should be unable to serve or unwilling to serve for good cause, proxies may be voted for a substitute nominee designated by the Board. There are no family relationships between or among any of our directors, executive officers or persons nominated or chosen to become a director or executive officer. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Set forth below is a brief description of the principal occupation and business experience of each of our nominees for director, as well as a summary of the qualifications of each nominee and continuing director to serve on the Board. The Board has had significant experience with each of the incumbent directors and has had the opportunity to assess the contributions that each director has made to the Board as well as each director’s industry knowledge, judgment and leadership capabilities. The Nominating Committee continually assesses the composition of the Board and seeks opportunities, within the constraint of the size of the Board, to include a mix of directors with Board experience and with fresh perspectives. The average tenure of the current Board is 11.9 years and S&T’s Guidelines include a mandatory director retirement age of 72. In 2024, the Nominating Committee has had the opportunity to add two new directors, Peter G. Gurt and Bhaskar Ramachandran, to the Board to further strengthen the Board’s industry knowledge, experience, judgment and leadership capabilities. The Board has two female directors, one African American director and one Asian director.

S&T seeks director candidates who will uphold the highest standards, are committed to S&T’s values, and who will be strong independent stewards of the long-term interests of shareholders. In selecting nominees, our Board looks for individuals with demonstrated experience and success in fields that are relevant to our business, strategy and operations, and who will contribute diverse viewpoints and perspectives.

In evaluating and selecting nominees to the Board, our Nominating Committee considers all factors and criteria it deems appropriate, including, but not limited to, the factors set forth in our Guidelines. See the section “Director Qualifications and Nominations” below for further information on our director selection process and criteria. In furtherance of the foregoing, the Board considers a wide range of attributes when selecting and recruiting candidates. All nominees possess integrity, judgment, strong work ethic, collaborative approach to engagement and oversight, inquisitive and objective perspective, and a willingness to challenge management

S&T Bancorp, Inc. | 2025 Proxy Statement | 7

Proposal 1: Election of Directors

appropriately. In addition, our nominees have executive experience and skills that are aligned with our business and strategy, including the following:

Board Skills
Core Skills and Qualifications
Banking and Financial Services Industry	Corporate Governance
Leadership (Strategy & Execution)	Compensation & Succession
Financial Expertise Regulatory/Risk Management	Technological (Cyber, Information Technology & Innovation) Other Board Experience

Additional Relevant Experiences
Business Development	Investor Relations & Engagement
Mergers & Acquisitions	Local Market
Capital Markets	Diversity of Experience, Education & Demographics

Director Nominees for Election at the 2025 Annual Meeting:

Lewis W. Adkins, Jr., Age 61

Director since 2019	Committees: • Credit Risk • Compensation & Benefits • Nominating & Corporate Governance

Biographical Information

Mr. Adkins is a Shareholder and Shareholder-in-Charge of Development & Practice Integration for Roetzel & Andress, LPA, a full-service law firm with offices located throughout Ohio, Florida and Chicago. Additionally, since May 2017, he has served as President of their wholly-owned consulting subsidiary, Roetzel Consulting Solutions, a bipartisan consulting company representing clients where the private and public sectors intersect. Mr. Adkins previously served as General Counsel to Summit County, Ohio. He is affiliated with numerous professional and charitable organizations including Board Chair and President for the University of Akron Board of Trustees, Ideastream Public Media Board of Trustees, the American Bar Association, the Greater Akron Chamber of Commerce, Alpha Phi Alpha Fraternity, Inc. and the Cleveland Metropolitan Bar Association.

Experience and Qualifications

Mr. Adkins also has acted as lead counsel for several multi-million-dollar development projects. His clients include public and private entities, as well as construction companies, engineering firms, financial institutions, diversified energy companies, governmental entities, housing authorities, urban school districts and nonprofit organizations. Prior to assuming his current leadership role, Mr. Adkins led for over a decade Roetzel & Andress, LPA’s Public Law and Finance team as Practice Group Manager. Additionally, he is currently General Counsel to Alpha Phi Alpha Homes, Inc. He also serves as lead counsel for a number of public and private entities including Ohio’s largest banking institution, a regional public hospital and two of Ohio’s largest school districts. Mr. Adkins’ expansive business and legal knowledge and his community leadership provide the S&T Board with public finance, business development, and strategic management experience which qualifies him to serve on the S&T Board.

8 | S&T Bancorp, Inc. | 2025 Proxy Statement

Proposal 1: Election of Directors

David G. Antolik, Age 58

Director since 2019 President

Biographical Information

Mr. Antolik has been President of S&T and S&T Bank since January 2019. He was Interim Chief Executive Officer and President from April 1, 2021 to August 23, 2021. Mr. Antolik was Chief Lending Officer of S&T and S&T Bank from 2008 to October 2020. He previously served as Senior Executive Vice President of S&T and S&T Bank from 2008 until January 2019. Mr. Antolik also serves as the chairman of the IUP Research Institute and is a member of the Indiana County Development Corporation Board.

Experience and Qualifications

With 36 years of banking experience, including 17 years of senior management experience at S&T, Mr. Antolik’s strong leadership capabilities and in-depth industry experience in commercial banking and implementing strategic initiatives provide the S&T Board with expertise that will contribute to the strategic growth of S&T. As our past Interim Chief Executive Officer and current President, Mr. Antolik provides unique insight to the S&T Board regarding our day-to-day operations, customer information, competitive intelligence, general trends in national and local banking and issues regarding our financial results.

Peter R. Barsz, Age 68

Director since 2019	Committees: • Audit • Compensation & Benefits • Risk

Biographical Information

Mr. Barsz is a Certified Public Accountant and has been a Partner at Barsz Gowie Amon & Fultz, LLC, an accounting firm, since July 2017 when Steger Gowie & Company merged with Merves Amon & Barsz LLC where Mr. Barsz became a partner in 1990. Mr. Barsz previously served on the board of DNB, the holding company for DNB First, N.A., from January 2018 until it was acquired by S&T in November 2019. Mr. Barsz serves as the appointed Treasurer and has served as the Finance Director of several municipalities in Chester and Delaware counties and is currently serving as Chairman of the Pennsylvania State Tax Equalization Board, an independent agency of the Commonwealth tasked with obtaining information on real estate sales throughout the state. Mr. Barsz also received an appointment by the Pennsylvania Legislature and is currently serving as a public member on the Legislative Audit Advisory Committee for the current and past three Legislative Sessions of the General Assembly. Mr. Barsz previously served as a director of two real estate holding companies located in Media, Pennsylvania as well as the Treasurer of the Foundation of the Delaware County Chamber of Commerce. Mr. Barsz was recently appointed by the Delaware County Court of Common Pleas to act as the Independent Trustee of a Family Trust.

Experience and Qualifications

Mr. Barsz’s extensive experience in accounting and providing management and financial consulting services to governmental and nonprofit entities, his deep community engagement, as well as his broad financial perspective qualify him to serve on the Audit Committee as an “audit committee financial expert” and on the S&T Board.

S&T Bancorp, Inc. | 2025 Proxy Statement | 9

Proposal 1: Election of Directors

Christina A. Cassotis, Age 60

Director since 2017	Committees: • Audit • Compensation & Benefits (Chairperson) • Executive • Risk

Biographical Information

Ms. Cassotis has been the chief executive officer of the Allegheny County Airport Authority, which operates Pittsburgh International Airport and Allegheny County Airport since January 2015. Prior to that, Ms. Cassotis joined SH&E, Inc. in 1999, a global commercial aviation consulting firm, where she advised airports worldwide on strategy, business, and system planning. She went on to serve as managing officer for Airport Services for ICF-SH&E from 2007 to 2014, leading a global team of airport consultants. She also serves as a member of the board for the U.S. Travel Association, a member of the Board at the Federal Reserve Bank of Cleveland (Pittsburgh Branch) and a member of the International Aviation Women’s Association. Ms. Cassotis served as a director of EQT Corporation from October 2018 until July 2019.

Experience and Qualifications

Ms. Cassotis has demonstrated that she is a strong, decisive, and strategic leader. Her ability to identify the complex relationship between organizations and the competitive environments in which they operate has allowed her to position her business interests for the future while paying attention to immediate demands. Her substantial leadership roles within a highly-regulated, high-stakes industry provide valuable risk oversight experience, including with respect to cyber and technology, to the S&T Board. She is an innovative leader who has successfully directed necessary change through organizations to drive growth and deliver value which qualifies her to serve on the S&T Board.

Michael J. Donnelly, Age 67

Director since 2001	Committees: • Compensation & Benefits • Credit Risk • Executive • Nominating & Corporate Governance (Chairperson)

Biographical Information

Mr. Donnelly has been president of Indiana Printing and Publishing Company, Inc. since 1993. Mr. Donnelly has spent over 30 years working with the Indiana County Chamber of Commerce and the Indiana County Development Corporation in retaining and attracting many businesses in the Indiana, Pennsylvania area.

Experience and Qualifications

Mr. Donnelly’s deep experience in leading, managing and operating a local business provides the S&T Board with valuable insight into the issues addressing our local corporate and consumer borrowers. Mr. Donnelly’s experience in leading a business, related governance, and developing appropriate compensation for the executives and senior management of his company qualifies him to serve on the S&T Board.

10 | S&T Bancorp, Inc. | 2025 Proxy Statement

Proposal 1: Election of Directors

Jeffrey D. Grube, Age 71

Director since 1997	Committees: • Audit • Compensation & Benefits • Credit Risk (Chairperson) • Executive • Risk

Biographical Information

Mr. Grube served as president of B.F.G. Manufacturing Service, Inc., which provides large volume plating, painting and powder coating services with facilities in Pennsylvania and New York from 1990 until his retirement in 2020. Mr. Grube’s career as an executive in the manufacturing industry includes financial and engineering experience. Mr. Grube also served as a director on the board of a privately held company that supplies compliance products for lending solutions.

Experience and Qualifications

Mr. Grube’s extensive experience working with small and medium-sized businesses provides the S&T Board with valuable experience regarding potential borrowers and customers, customer relations, lending issues and credit risk. Mr. Grube’s executive and board experience in the manufacturing sector and experience with financial institutions allow him to bring relevant insight regarding regulatory and financial compliance issues to the S&T Board.

Peter G. Gurt, Age 57

Director since 2024	Committees: • Compensation & Benefits • Credit Risk

Biographical Information

Mr. Gurt has served as director of S&T since 2024. Mr. Gurt has been president of Milton Hershey School (“MHS”), one of the world’s largest private schools and which provides a home and schooling to children in social and financial need, since 2014. In October 2020, he also became the first president of Catherine Hershey Schools for Early Learning (“CHS”), a network of Early Childhood Education centers across Pennsylvania. CHS is a subsidiary of MHS with an initial investment of $350 million focused on serving children in need from birth to age five. Prior to this, he served in many leadership roles within MHS, including assistant to the president, vice president of administration, vice president of education and student life, and senior vice president and chief operating officer.

Experience and Qualifications

In Mr. Gurt’s current role as president of MHS and CHS, he is responsible for designing and executing strategy, and expanding the impact of the Milton Hershey School Trust. MHS is the sole beneficiary of the Milton Hershey School Trust, valued at more than $20 billion. The school’s trust is the sole proprietor of Hershey Entertainment & Resorts and controlling shareholder of The Hershey Company. Mr. Gurt has committed himself to serving his community through roles on the board and Commission for Accreditation at the Pennsylvania Association of Independent Schools. He has also served on several nonprofit boards throughout his career. Overall, Mr. Gurt’s extensive experience as a leader in business and education, and his community activism, fiduciary and risk management experience qualify him to serve on the S&T board.

S&T Bancorp, Inc. | 2025 Proxy Statement | 11

Proposal 1: Election of Directors

William J. Hieb, Age 68
Director since 2019	Committees: • Audit • Credit Risk • Executive • Risk (Chairperson)

Biographical Information

Mr. Hieb served as the president and chief executive officer of DNB, the holding company for DNB First, N.A. since April 2016 until it was acquired by S&T in November 2019. He was a director of DNB since 2005 and a director of DNB First, N.A. since 2004. Mr. Hieb served as president and chief risk & credit officer of DNB from April 2011 to January 2016. Prior to that, Mr. Hieb served as president and chief operating officer of DNB from January 2005 to April 2011. Mr. Hieb has previously served on the board of directors for the Chester County Chamber of Business and Industry, the Chester County Historical Society, the Chester County Economic Development Council, the Chester County Chamber of Business and Industry and its Foundation, the Pennsylvania Bankers Association, the Housing Partnership of Chester County and Business Leadership Organized for Catholic Schools, and the West Chester University’s President Corporate Advisory Council.

Experience and Qualifications

Mr. Hieb has acquired considerable knowledge and experience during his 47 years in commercial banking including lending, credit administration, and wealth management. In addition, his background supervising DNB’s risk management function and operations during his career strengthens the Board’s collective qualifications, skills, and experience, and qualifies him to serve on the S&T Board.

Christopher J. McComish, Age 60
Director since 2021 Chief Executive Officer	Committees: • Executive

Biographical Information

Mr. McComish has been Chief Executive Officer of S&T and S&T Bank since August 24, 2021. Previously, he was senior executive vice president of consumer banking of TCF Bank, leading all consumer banking lines of business as well as business banking and wealth management from July 2018 to June 2021. Prior to TCF Bank, he served as president and chief executive officer of Scottrade Bank, the banking subsidiary of Scottrade Financial Services, Inc. from August 2015 to December 2017. In addition, he served as head of personal banking and then as chief operating officer for personal and commercial banking at BMO Harris Bank from December 2008 to July 2015. He began his career at Wachovia Bank, where he spent over 20 years in various regional and line of business leadership roles.

Experience and Qualifications

With more than 37 years of banking experience, including 22 years of senior management experience in his banking career, Mr. McComish’s strong leadership capabilities as a former chief executive officer, president and chief operating officer at other banking institutions and as senior executive vice president with a larger bank in the Midwest, provide the S&T Board with expertise that contributes to the strategic growth of S&T. As our Chief Executive Officer, Mr. McComish provides in-depth industry experience and insight in commercial banking, consumer banking, business banking and wealth management from a larger bank perspective. He is familiar with the impact of technology on banking, having served as the chief executive officer of a digital online bank, and brings to the S&T Board technology risk management experience. He also provides unique insight to the S&T Board regarding our day-to-day operations, risk and strategic initiatives, general trends in national and local banking, and issues regarding our financial results.

12 | S&T Bancorp, Inc. | 2025 Proxy Statement

Proposal 1: Election of Directors

Bhaskar Ramachandran, Age 51
Director since 2024	Committees: • Nominating & Corporate Governance • Risk

Biographical Information

Mr. Ramachandran has served as Global Vice President and Chief Information Officer of PPG Industries, Inc., a 140-year old Pittsburgh-based leading paints and coatings company, since 2021. From 2015 until joining PPG, Mr. Ramachandran served as Vice President, Information Technology, and Chief Information Officer of the largest division, of Jabil Inc., an American worldwide manufacturing services company. At Jabil, Inc., he led the creation of a fully cloud-based connected eco-system to make production more efficient and cost-effective. Prior to joining Jabil, Inc., Mr. Ramachandran progressed through information technology roles of increasing responsibility at Textron, Inc., a multi-industry company, where he was accountable for strategy development and operational elements of Textron, Inc.’s SAP center of excellence.

Experience and Qualifications

Mr. Ramachandran’s deep knowledge of cybersecurity and information technology provide the Board with valuable cyber and technology risk expertise, as well as a strong understanding of digital business strategies and emerging technology. Mr. Ramachandran’s extensive leadership experience at large, regulated companies, including his proven track record in scaling and transforming businesses, brings a diverse range of skills and knowledge that further contribute to an engaged and well-balanced Board. His work developing and leading diverse, high-performing teams across different industries and global companies also provides the Board with a unique perspective on people, process, adaptability and emotional intelligence.

S&T Bancorp, Inc. | 2025 Proxy Statement | 13

Proposal 1: Election of Directors

Christine J. Toretti, Age 68
Director since 1984	Committees: • Executive (Chairperson) • Risk

Biographical Information

Ms. Toretti was named Chairperson of the S&T Board and S&T Bank Board in 2018 and was formerly Vice Chairperson of the S&T Board and S&T Bank Board from 2013 to 2018. Ms. Toretti has been the president of Palladio, LLC, an investment holding company headquartered in Indiana, Pennsylvania, since 2011, was the chairman and chief executive officer of S.W. Jack Drilling Company from 1990 through 2010 and was the president of The Jack Company from 1988 through 2015. Ms. Toretti has been the president of Plum Production, Inc. since 1991, and president of CJT, LLC since 2002, each of which is a natural gas investment company. Ms. Toretti served as a director of EQT Corporation from October 2015 until July 2019.

Experience and Qualifications

Ms. Toretti’s deep industrial and energy experience provides the S&T Board with a strategic outlook regarding lending and other commercial opportunities in these sectors. Her experience of leading a family business allows her to offer the S&T Board valuable management perspective and credit risk assessment with respect to our industrial and oil and gas borrowers, and her board experience, including in the role of chairperson of another company, qualifies her to serve as Chairperson of the S&T Board.

Board Recommendation

The S&T Board Recommends a Vote “FOR ALL” of the Nominees.

14 | S&T Bancorp, Inc. | 2025 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has developed and adopted the Guidelines which reflect S&T’s commitment to following corporate governance best practices. The Guidelines are intended to promote the functioning of the Board and its committees and provide a common set of expectations as to how the Board should perform its functions. These Guidelines are not intended to modify or amend S&T’s Articles of Incorporation, as amended (the “Articles of Incorporation”) or By-laws. In the event of a discrepancy between these Guidelines and the Articles of Incorporation or the By-laws, the Articles of Incorporation and By-laws will always govern. The Guidelines are available on S&T’s website, www.stbancorp.com, under Governance.

Director Independence

The Board annually reviews and makes a determination as to the independence of its directors under the NASDAQ listing rules. In 2024, the Board also considered all direct and indirect transactions described under “Transactions with Related Parties” in determining whether a director is independent. Finally, the Board considered whether a director has any other material relationships with S&T and concluded that none of S&T’s directors, other than Mr. Antolik and Mr. McComish, has any such relationship that impairs the director’s independence. There were no other related party transactions other than those described under “Transactions with Related Parties” in this Proxy Statement. The Nominating Committee has the delegated responsibility to evaluate each director’s qualifications for independence for the Board and for the committees of the S&T Board. In accordance with the NASDAQ listing rules and interpretations, following review of the objective measures, the Nominating Committee and Board also evaluate on a subjective basis each director’s personal, familial and/or business relationship, regardless of dollar amount.

At a meeting held on January 29, 2025, the Board affirmatively determined the following nine directors and director nominees are independent under the NASDAQ listing rules: Mr. Adkins, Mr. Barsz, Ms. Cassotis, Mr. Donnelly, Mr. Grube, Mr. Gurt, Mr. Hieb, Mr. Ramachandran, and Ms. Toretti. The Board also found Mr. Palermo, who has not been nominated due to S&T’s mandatory retirement policy, to be independent. Steven J. Weingarten, who served as a director until May 14, 2024 when he did not stand for re-election, also qualified as independent during the period he served on the S&T Board. As discussed below, all members of the Compensation and Benefits Committee (the “Compensation Committee”) and the Nominating Committee are independent under the NASDAQ rules. In addition, the Board determined that each of the members of the Audit Committee is independent under applicable SEC and NASDAQ rules. The Board affirmatively determined that Mr. Antolik and Mr. McComish are the only non-independent directors as each is an executive officer of S&T. In making these determinations, the Board relied on the evaluation and recommendations made by the Nominating Committee.

Board Structure; Board and Committee Meetings

There are currently 12 directors comprising the Board. However, effective immediately following the Annual Meeting the board will be comprised of 11 directors because the Board decided not to nominate Frank J. Palermo, Jr. for this year’s Annual Meeting, in accordance with S&T’s mandatory retirement policy. Mr. Palermo will serve out the remainder of his term until it expires effective immediately following the Annual Meeting.

The Board currently has established six standing committees: Audit, Compensation and Benefits, Credit Risk, Executive, Nominating and Corporate Governance, and Risk. Each Board Committee serves as a board committee of S&T Bank in addition to being a Board committee of S&T.

During 2024, the Board held six board meetings, with the following number of meetings held by the Board committees: Audit, nine; Compensation and Benefits, five; Credit Risk, four; Nominating and Corporate Governance, four; and Risk, four. The Executive Committee, which meets as often as it determines is necessary and appropriate, did not meet during 2024.

Each director of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during 2024. Independent members of the Board meet at least twice per

S&T Bancorp, Inc. | 2025 Proxy Statement | 15

Corporate Governance

year in regularly scheduled executive sessions without management present. The independent Chairperson of the Board presides over all executive sessions. The Board has implemented a formal policy that strongly encourages director attendance at the annual meeting of shareholders. In 2024, all of S&T’s directors attended the annual meeting of shareholders.

Separate Roles of Chairperson and Chief Executive Officer

The Board believes that, as part of our efforts to embrace and adopt good corporate governance practices, different individuals should hold the positions of Chairperson of the Board and Chief Executive Officer (“CEO”) to aid in the Board’s oversight of management. The Board believes that separation of the roles of Chairperson and CEO is the best governance model for S&T and its shareholders at this time. Under this model, our Chairperson, a non-executive position, can devote his or her attention to assuring that S&T has the proper governance controls in place; that the Board is properly structured from the standpoints of membership, size and diversity; and that management has the support it needs from the Board to carry out our strategic priorities. The CEO, relieved of the duties normally performed by the Chairperson, is free to focus his or her entire attention on growing and strengthening the business.

The duties of the non-executive Chairperson of the Board include:

•	presiding over all meetings of the Board;

•	preparing the agenda for Board meetings with the Secretary and in consultation with the CEO and other members of the Board;

•	ensuring the Board fulfills its role in overseeing and monitoring management and operations of S&T and protecting the interests of S&T and its shareholders;

•	ensuring the Board receives timely, accurate and complete information and the decision time necessary to make informed judgments;

•	assigning tasks to the appropriate committees of the Board;

•	establishing a relationship of trust with the CEO, and providing advice and counsel while respecting the executive responsibilities of the CEO;

•	promoting effective relationships and open communication, both inside and outside the boardroom, between senior management and the Board;

•	communicating the Board’s evaluation of the CEO’s annual performance together with the Compensation Committee Chairperson; and

•	presiding over all meetings of shareholders.

We believe that the current composition of the Board, the Board committees as presently constituted and the leadership structure of the Board enable the Board to fulfill its role in overseeing and monitoring the management and operations of S&T and to protect the interests of S&T and its shareholders.

The S&T Board’s Role in Risk Oversight

Role of the S&T Board

The S&T Board with the assistance of the Risk Committee oversees an enterprise-wide approach to risk management (“ERM”), designed to support the achievement of strategic goals, to improve long-term organizational performance and to enhance shareholder value. The Board’s oversight primarily focuses on material risks and any notable emerging themes to ensure S&T’s risk management is adequate. The chair of the Risk Committee, in collaboration with the Board Chairperson, helps ensure that the Board has appropriate discussions on risk topics. The Risk Committee is responsible for reviewing and recommending to the Board for approval certain risk appetites taking into account S&T’s structure, risk profile, complexity, activities, size, and other appropriate risk-related factors. The Risk Committee considers current risks, which include the respective timeframes reflected by those risks, emerging risks, and future threats.

16 | S&T Bancorp, Inc. | 2025 Proxy Statement

Corporate Governance

The Risk Committee is responsible for overseeing S&T’s risk management activities and the effectiveness of its ERM framework. The Risk Committee is also responsible for monitoring our compliance risk with respect to regulatory and legal matters. Per the Risk Committee charter, the chairperson of the Risk Committee must satisfy the independence requirements established by the SEC, NASDAQ and any other governmental or regulatory body with authority over S&T. Mr. Hieb, Risk Committee Chairperson, meets such independence standards. The Risk Committee recommends to the Board the risk appetite or broad level of risk that is appropriate for S&T to accept. S&T’s risk appetite is an important piece of an effective ERM framework that reinforces risk culture and is a core instrument for better aligning overall corporate strategy, capital allocation, and risk.

Our Risk Committee’s primary purpose is to assist the Board in fulfilling its fiduciary responsibilities with respect to its oversight and assessment of S&T’s ERM framework, including among other things, the identification, assessment, measurement, monitoring, and management of the following major risk categories: Credit, Market, Liquidity, Operational, Information Technology and Security, Compliance, Legal, Reputational, and Strategic. The Risk Committee meets quarterly or as often as it determines is necessary and appropriate. As with the other committees of the Board, the Risk Committee has the authority to consult with outside advisors as it deems necessary or appropriate to discharge its duties and responsibilities.

The Board, with the assistance of the Risk Committee, delegates the authority and responsibility for ensuring alignment of the risk appetite with the strategic objectives to the management-level Enterprise Risk Management Committee (the “ERM Committee”). The ERM Committee serves as the primary risk management forum for monitoring S&T’s risk exposures by reviewing key risk indicators or guidelines to proactively monitor both the level and direction of risk as well as key performance indicators to monitor progress toward achievement of strategic goals. By utilizing a comprehensive and standardized view of the nature and level of risk to which S&T is exposed and the interaction of the various risk components identified in its ERM program, S&T is better able to assess and manage its risk and react to uncertainties. S&T’s executive management-level committees, each of which is overseen by a board committee, assists in this effort by helping S&T assess and manage issues, emerging risks and future threats identified across the organization and escalating them to the board.

The ERM Program utilizes a three lines of defense model to delegate responsibility for critical risk management processes across the business functions and operational areas, as well as risk management, compliance, and internal audit teams. S&T’s first line of defense consists of business areas and operational teams across S&T Bank. These areas and teams are responsible for identifying, assessing, mitigating, monitoring, and managing risk within their respective areas. The Bank’s risk management functions represent the second line of defense. These functions are led by the Chief Risk Officer (“CRO”) and include a team consisting of a Director of Risk Management, Chief Appraisal Officer, Chief Compliance Officer, Chief Security Officer, Director of Credit Risk Review and Director of Operational Risk Management. S&T’s Audit and Advisory Department represents the third line of defense, which provides independent and objective assurance to senior management and the Board regarding first and second line risk management functions, internal controls, and governance processes.

The ERM Committee is comprised of members of S&T executive leadership, including the CRO, CEO, President, Chief Financial Officer, Chief Credit Officer, Commercial Banking Executive, Chief Human Resources Officer, Chief Operating Officer, Chief Audit Executive (“CAE”), Chief Consumer and Business Banking Officer, Director of Treasury Management, Banking Operations Division Manager, Director of Risk Management, Chief Compliance Officer, Chief Security Officer, Director of Credit Risk Review, Director of Operational Risk Management, and General Counsel. The ERM Committee meets at least quarterly to take the following actions prior to presentation to the Risk Committee: discuss the risk exposures of the enterprise, review changes to those exposures based on internal and external events, manage and mitigate such risks, and discuss significant policy changes, new products and services, model risk management reviews and ERM reports. The ERM Committee promotes proper risk management practices throughout S&T. A corporate policy approved by the Risk Committee governs the ERM Committee. The ERM Committee also operates pursuant to a written charter that is formally approved by the Risk Committee.

S&T Bancorp, Inc. | 2025 Proxy Statement | 17

Corporate Governance

Pursuant to our Risk Committee charter, the CRO reports directly to the CEO, but has direct access to the Risk Committee, without impediment, and provides regular communication to the Risk Committee regarding risk management and regulatory compliance activities and other matters as the CRO determines necessary. The Risk Committee reviews and approves the appointment, replacement or dismissal of the CRO and oversees CRO succession planning.

The CRO, as the administrator of the ERM program, regularly meets with management, including the CEO, to discuss the primary areas of risk identified above as part of the ERM program. As necessary, the Risk Committee meets with the CRO to discuss and analyze risks to S&T without management present.

The Audit Committee is responsible for oversight of financial risk, including internal controls which encompasses disclosure controls and procedures, and for the oversight of all trust activities consistent with the Federal Deposit Insurance Corporation’s Statement of Principles of Trust Department Management. The Audit Committee annually reviews and evaluates our internal audit function, and at least quarterly or as needed meets with our CAE to review and assess internal audit risks including during executive sessions without management present. The Audit Committee reviews and approves the appointment, replacement, or dismissal of the CAE, and reviews with the CAE the plans, activities, staffing, and organizational structure of the Audit and Advisory Services Department. The Audit Committee meets twice quarterly or as often as it determines is necessary and appropriate.

The Compensation and Benefits Committee is responsible for assessing and mitigating risks associated with S&T’s human capital and compensation practices, both with respect to S&T’s NEOs (as further described in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement) and its employees generally. The Compensation Committee reviews the incentive compensation arrangements for S&T’s NEOs with the CRO at least annually to discuss and evaluate the risk posed to S&T by its employee compensation plans and to ensure that the compensation arrangements do not encourage the NEOs to take unnecessary and excessive risks that threaten the value of S&T. The Compensation Committee meets quarterly or as often as it determines is necessary and appropriate.

Our Credit Risk Committee is responsible for reviewing the credit administration risk management practices and reporting; the performance of the independent credit risk review function and its assessment of the management of credit risk arising from the lending and lending-related functions of S&T; the review of commercial lending activity, including portfolio reviews; the credit policy approval; and providing guidance on pertinent credit risk matters including loan-related strategies. The Credit Risk Committee meets quarterly or as often as it determines is necessary and appropriate. The Credit Risk Committee reviews and approves the appointment, replacement, or dismissal of the Director of Credit Risk Review and at least annually reviews with the Director of Credit Risk Review the plans, activities, staffing and organizational structure of the credit risk review function. At least quarterly or as needed, the Credit Risk Committee meets with the Director of Credit Risk Review to discuss and analyze credit risks to S&T without management present.

The Executive Committee is responsible for exercising the authority to act on behalf of the Board between meetings of the Board to the fullest extent permitted by law. The Executive Committee meets as often as it determines is necessary and appropriate. Christina A. Cassotis, Michael J. Donnelly, Jeffrey D. Grube, William J. Hieb, Christopher J. McComish, Frank J. Palermo, Jr., and Christine J. Toretti (Chairperson) serve as members of the Executive Committee.

Employee Compensation Policies and Managing Risk

We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assists in mitigating excessive risk taking that could harm our value or reward poor judgment by our executives. We believe that several features of our compensation policies and programs reflect sound risk management practices, such as basing incentive awards on the achievement of

18 | S&T Bancorp, Inc. | 2025 Proxy Statement

Corporate Governance

predetermined earnings per share (“EPS”), pre-provision net revenue and non-performing asset goals, all audited numbers, and granting restricted awards subject to a three year tiered time or three year cliff performance vesting that serves the additional purposes of encouraging senior management to make current decisions that promote long-term growth, promoting retention of senior management and requiring senior management to meet stock ownership guidelines. All awards granted under S&T Bancorp, Inc.’s 2021 Incentive Plan (the “2021 Incentive Plan”) were subject to Compensation Committee review and approval based upon corporate and/or individual performance.

The incentive plan for senior management, as described in the CD&A section below, contains a “Minimum Gateway Requirement” (other than for time-based awards) and a “Shareholder Protection Feature,” which provide that awards will not be made unless S&T achieves a Return on Average Equity of at least 5% and maintains well capitalized capital ratio requirements, as established by applicable regulatory authorities, respectively. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. The Compensation Committee also reviews compensation and benefits plans affecting employees in addition to those applicable to executive officers. Based on the review by the Compensation Committee, the S&T Board determined that it is not reasonably likely that S&T’s compensation and benefit plans would have a material adverse effect on S&T.

Audit Committee

The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The members of the Audit Committee are Peter R. Barsz, Christina A. Cassotis, Jeffrey D. Grube, William J. Hieb, and Frank J. Palermo, Jr. (Chairperson). Given Mr. Palermo intends to retire from the S&T Board effective upon the expiration of his term immediately following the annual meeting, the Board will consider the subject of Audit Committee chairpersonship at the Board’s annual reorganizational meeting following the Annual Meeting. All members meet the independence standards for audit committees established by the SEC and NASDAQ. A written charter approved by the Board governs the Audit Committee and complies with current NASDAQ Rules relating to charters and corporate governance. The Audit Committee reviews the adequacy of this charter annually and recommends any proposed changes to the Board. A copy of the charter is included on S&T’s website www.stbancorp.com, under Governance. The Audit Committee has provided information regarding the functions performed by the Audit Committee and its membership in the “Report of the Audit Committee,” included in this Proxy Statement on page 65.

The Board has determined that Frank J. Palermo, Jr., CPA, Chair of the Audit Committee and Peter R. Barsz, CPA each qualify as an “audit committee financial expert” as defined in regulations issued pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee annually reviews the independent registered public accounting firm’s performance and independence in deciding whether to retain the firm or engage a different independent registered public accounting firm. As part of this review, the Audit Committee considers, among other things, the following:

•	The independent registered public accounting firm’s continued independence and objectivity;

•	The capacity, depth, financial services knowledge and public company experience of the independent registered public accounting firm;

•	The quality and candor of the independent registered public accounting firm’s communications with the Audit Committee and Management;

•	The desired balance of the independent registered public accounting firm’s experience and fresh perspective as a result of mandatory audit partner rotation;

•	External data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on the independent registered public accounting firm and its peer reviews;

•	The quality and efficiency of the audit firm’s audit plans and performance conducting S&T’s audit;

•	The appropriateness of the independent registered public accounting firm’s fees for audit and non-audit services;

S&T Bancorp, Inc. | 2025 Proxy Statement | 19

Corporate Governance

•	The independent registered public accounting firm’s effectiveness of communications and working relationships with the Audit Committee, Internal Audit, and management; and

•

The independent registered public accounting firm’s tenure as S&T’s independent registered public accounting firm, including the benefits of having a long-tenured auditor and controls and processes that help safeguard the firm’s independence.

The Audit Committee has the authority to consult with outside advisors as it deems necessary or appropriate to discharge its duties and responsibilities.

Compensation and Benefits Committee

The members of the Compensation Committee are Lewis W. Adkins, Jr., Peter R. Barsz, Christina A. Cassotis (Chairperson), Michael J. Donnelly, Jeffrey D. Grube, and Peter G. Gurt. The Compensation Committee’s primary function is to recommend to the Board action on executive compensation and compensation and benefit changes brought to it by management. A written charter approved by the Board governs the Compensation Committee and complies with current NASDAQ Rules relating to charters and corporate governance. The Compensation Committee reviews the adequacy of this charter annually and recommends any proposed changes to the S&T Board. A copy of the charter is included on S&T’s website www.stbancorp.com, under Governance. The Compensation Committee is comprised entirely of independent board members, as defined by NASDAQ listing standards. Mr. Weingarten, a former director who served on the Compensation Committee in 2024 but not in 2025, was also independent during the time of his service.

The Compensation Committee is responsible for our stated compensation strategies, goals and purposes, ensuring that there is a strong link between the economic interests of management and shareholders; that members of management are rewarded appropriately for their contributions to company growth and profitability; that the executive compensation strategy supports organization objectives and shareholder interests; and that human capital programs and policies, including with respect to management development, succession planning and inclusion initiatives are effective. The Compensation Committee must provide clear direction to management to ensure that its policies and procedures are carried out in a manner that achieves balance and is consistent with safety and soundness. It approves any material exceptions or adjustments to the incentive compensation arrangements established for senior management, and carefully considers and monitors the effects of any approved exceptions or adjustments. In support of the Compensation Committee’s responsibilities, S&T has an Incentive Compensation Steering Committee (“Steering Committee”), which operates under a formal management committee charter and whose members consist of the CEO, the President, the Chief Financial Officer, the CRO, Chief Human Resource Officer, the Chief Operating Officer and any other officer that the Compensation Committee deems appropriate. The Steering Committee reviews all incentive plans to ensure that they are equitable across all business lines, tie to organizational goals, do not encourage excessive risk-taking and are not designed to incentivize conduct that violates law. As part of the Steering Committee’s responsibilities, it applies the safety and soundness guidelines established in our formal Incentive Compensation Arrangements policy.

The Compensation Committee receives and reviews, on an annual or more frequent basis, an assessment by management, with appropriate input from risk management personnel, of the effectiveness of the design and operation of the organization’s incentive compensation system in providing appropriate risk-taking incentives. It also reviews periodic reports of incentive compensation awards and payments relative to risk outcomes. It ensures that the incentive compensation arrangements for S&T do not encourage employees to take risks that are beyond S&T’s ability to manage effectively. It also performs other related duties as set forth in its written charter.

The process, policies and specific determinations of the Compensation Committee with respect to compensation of our NEOs for fiscal 2024, including management’s role in such process, are described in greater detail in the CD&A section of this Proxy Statement.

The Compensation and Benefits Committee Report is on page 44 of this Proxy Statement.

20 | S&T Bancorp, Inc. | 2025 Proxy Statement

Corporate Governance

The Compensation Committee has the authority to consult with outside advisors as it deems necessary or appropriate to discharge its duties and responsibilities.

Nominating and Corporate Governance Committee

The members of the Nominating Committee are Lewis W. Adkins, Jr., Michael J. Donnelly (Chairperson), Frank J. Palermo, Jr., and Bhaskar Ramachandran.

The Nominating Committee’s functions are to assist the Board in annually reviewing the qualifications and independence of the members of the Board and its various committees as well as the composition and structure of the Board; to review and make recommendations to the Board as to its committee structure, functions and composition on a periodic basis; to oversee the annual assessment of the performance of the Board, its committees and its directors, including whether its committees are functioning effectively; to recommend director nominees to the Board to submit for election by shareholders; and to provide guidance to the Board on corporate governance issues. Prior to beginning the annual assessment of the Board and its committees, the Nominating Committee considers possible enhancements to the process to ensure continued effectiveness. Any feedback on the assessment process from the prior year is incorporated. During 2022, the Nominating Committee, with assistance and input from the Board Chairperson, enhanced its assessment process to make it more robust and to include three separate assessments, a Board self-assessment, a committee self-assessment that is specific to each committee and an individual director self-assessment. The results of the Board and committee self-assessments are reviewed by the Chair of the Nominating Committee and the Board Chairperson, then shared, reviewed and discussed with the entire Nominating Committee. To encourage candor, the individual director self-assessments are shared only with the Chair of the Nominating Committee and the Board Chairperson. The Chair of the Nominating Committee and the Board Chairperson, individually or together, may hold one-on-one discussions with individual directors to further discuss the Board, committee and individual director self-assessments. The self-assessments pay particular attention to the Board’s oversight of our risk management framework, Board refreshment, the structure of the Board and its committees and the Board’s ability to take actions and make decisions efficiently and independently from management.

In addition, the Nominating Committee reviews all transactions with related parties, as further described on page 62 of this Proxy Statement. The Nominating Committee oversees the S&T Director Orientation Program and the continuing education programs for all directors. To assist in remaining current with their board duties and committee responsibilities, the Board participates in the Bank Directors’ Membership Program. This program offers the directors access to the BankDirector.com online video training series, a wide range of in-person conferences, periodic hard copy and digital magazines, and peer-based and webinar educational programs on corporate governance, risk management, committee duties, board leadership and industry developments. Various other educational opportunities and sources are also provided to the Board.

A written charter approved by the Board governs the Nominating Committee and complies with current NASDAQ Rules relating to charters and corporate governance. The Nominating Committee reviews and reassesses the adequacy of this charter annually and recommends any proposed changes to the Board. A copy of the charter is included on S&T’s website www.stbancorp.com, under Governance. The Nominating Committee is comprised entirely of independent board members, as defined by NASDAQ listing standards. Mr. Weingarten, a former director who served on the Nominating Committee in 2024 but not in 2025, was also independent during the time of his service.

The Nominating Committee has the authority to consult with outside advisors as it deems necessary or appropriate to discharge its duties and responsibilities.

Director Qualifications and Nominations

The Nominating Committee has adopted, and the Board has ratified, a corporate policy for identifying and evaluating candidates for membership on the Board. The Nominating Committee identifies potential

S&T Bancorp, Inc. | 2025 Proxy Statement | 21

Corporate Governance

candidates based on suggestions from directors, officers of S&T, and S&T shareholders. An S&T shareholder may make a director nomination in accordance with Section 202 of S&T’s By-laws and applicable law. The procedure under Section 105 of the By-laws provides that a notice relating to the nomination must be timely given in writing to the Secretary of S&T, at 800 Philadelphia Street, Indiana, Pennsylvania 15701, prior to the annual meeting. To be timely, the notice must be delivered not earlier than the close of business on the 120th day (January 13, 2026), nor later than the close of business on the 90th day (February 12, 2026), prior to the first anniversary of the preceding year’s annual meeting (May 13, 2026), unless the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case we will notify you of the new deadlines. Among other requirements, such notice must be accompanied by the nominee’s written consent to be named in the applicable proxy statement and contain information relating to the business experience and background of the nominee and the nominee’s holdings of S&T Common Stock and information with respect to the nominating shareholder. There are no differences in the manner in which the Nominating Committee considers and evaluates candidates for membership on the Board based on whether such candidate is recommended by a shareholder, the Nominating Committee, or by any other source.

22 | S&T Bancorp, Inc. | 2025 Proxy Statement

Corporate Governance

In evaluating and selecting nominees to the Board, the Nominating Committee takes into account all factors and criteria it considers appropriate, which includes but is not limited to the following: high personal and professional integrity; sound independent judgment and exceptional ability; business experience; collaborative approach to engagement and oversight; inquisitive and objective perspective; area of residence in relationship to S&T’s geographic market; other directorship experience that would be beneficial to the Board and management of S&T; diversity of experience relative to that of other S&T directors; diversity of age, gender, minority status, and level and type of education; whether the candidate will be effective in serving the long-term interests of S&T’s shareholders; whether the candidate has sufficient time and energy to devote to the affairs of S&T; whether the candidate possesses a willingness to challenge and stimulate management and the ability to work as part of a team; whether the candidate meets the independence requirements of the NASDAQ listing standards; whether the candidate is free from conflicts of interest with S&T; whether the candidate has any other skills and qualifications identified from time by the Board; and any other factors related to the ability and willingness of a new director to serve or an existing director to continue his or her service. The matrix below summarizes the self-identified gender and demographic background statistics for the Board, specified by individual director. To see our Board Diversity matrix as of 2023, please see our proxy statement filed with the SEC on April 1, 2024.

S&T Bancorp Board Diversity Matrix (as of March 31, 2025)

	Lewis W. Adkins, Jr.	David G. Antolik	Peter R. Barsz	Christina A. Cassotis	Michael J. Donnelly	Jeffrey D. Grube	Peter G. Gurt	William J. Hieb	Christopher J. McComish	Frank J. Palermo, Jr.	Bhaskar Ramachandran	Christine J. Toretti

Gender Identity

Male	X	X	X		X	X	X	X	X	X	X

Female				X								X

Non-Binary

Did Not Disclose Gender

Demographic Background

African American or Black	X

Alaskan Native or Native American

Asian											X

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White		X	X	X	X	X	X	X	X	X		X

More Races or Ethnicities

LGBTQ+

Did Not Disclose Demographic Background

The Nominating Committee may engage a third-party search firm to assist it in identifying director candidates who meet the above-identified criteria and did so in 2024. S&T did not receive any timely shareholder nominations for a director for consideration for this Annual Meeting.

Shareholder Communications with Directors

Shareholders who desire to communicate with the Board or a specific director should send any communication, in writing, to S&T Bancorp, Inc., 800 Philadelphia Street, Indiana, Pennsylvania 15701, Attention: Secretary. Any such communication should state the number of shares beneficially owned by the shareholder. S&T’s Secretary will initially review all communications received in accordance with the Shareholders Communication Policy adopted by the Board. The Secretary will relay all such communications to the appropriate director or directors

S&T Bancorp, Inc. | 2025 Proxy Statement | 23

Corporate Governance

on a periodic basis unless the Secretary determines that the communication does not relate to the business or affairs of S&T or the
functioning or constitution of the Board or any of its committees; relates to routine or insignificant matters that do not warrant the attention of the Board; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through S&T’s management and only in accordance with S&T’s policies and procedures and applicable laws and regulations relating to the disclosure of information. If the Secretary believes the communication may be a complaint relating to any questionable accounting, internal accounting controls or auditing matter (“Covered Matter”), the Covered Matter will be handled in accordance with S&T’s Complaints Regarding Accounting, Internal Accounting Controls or Auditing Matters Policy (“Whistleblower Policy”). A copy of the Whistleblower Policy is included on S&T’s website
www.stbancorp.com
, under Governance.
Code of Conduct and Ethics
The S&T Board has adopted a General Code of Conduct for directors, officers, and employees and has further adopted a Code of Conduct for the Chief Executive Officer and Chief Financial Officer (the “Senior Officer Code”, which contains additional provisions separate from the General Code of Conduct applicable to our CEO and Chief Financial Officer (“CFO”)). Both the General Code of Conduct and the Senior Officer Code are posted on S&T’s website
www.stbancorp.com
, under Governance. The General Code of Conduct addresses the professional, honest and candid conduct of each director, officer and employee; conflicts of interest, disclosure process, and compliance with laws, rules and regulations (including insider trading laws); corporate opportunities, confidentiality, self-dealing and fair dealing; and protection and proper use of company assets. It also encourages reporting any illegal or unethical behavior. The Senior Officer Code addresses the CEO and CFOs duty to report certain significant deficiencies in S&T’s internal control over financial reporting or fraud involving financial reporting, disclosures, or internal control over financial reporting and other violations of laws. A waiver of the General Code of Conduct for an executive officer or director of S&T (or a waiver of the Senior Officer Code for the CEO or CFO) may be made only by the Board and must be promptly disclosed as required by SEC or NASDAQ rules. S&T will disclose any such waivers, as well as any amendments to the General Code of Conduct or the Senior Officer Code, on S&T’s website. Shareholders may obtain a printed copy of the Code of Conduct or the Senior Officer Code by contacting the Secretary at the address previously provided.
Insider Trading Policy
The Company has adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by our directors, officers and employees, as well as their family members and entities controlled by them, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Political Activity/Contributions
S&T recognizes the responsibilities of good citizenship. Employees are encouraged to take part in political activities on their own time and in their own name, so long as their participation does not affect their job performance; however, employees may not solicit campaign funds or engage in other forms of electioneering on business premises. S&T generally refrains from making contributions of anything of value to directly or indirectly influence an election for political office. This includes the use of company facilities and equipment, loan of employees, loan or advances (other than under normal credit standards), furnishing of transportation, or special duplicating services. In the past fiscal year, S&T has spent no money and contributed nothing of value for political advocacy.

 |
S&T Bancorp, Inc.
 |
2025 Proxy Statement

Corporate Governance

Employee, Officer and Director Hedging
Directors, officers, and employees are prohibited from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds, or other derivatives) that are designed to hedge or speculate on any change in the market value of S&T’s securities.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during fiscal 2024 an officer or employee of S&T or any of our subsidiaries, and no member has ever served as an officer of S&T. None of our executive officers serves or, during fiscal year 2024, served as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.
Compensation Consulting and Advisory Services Fees
In 2024, Aon plc (“Aon”) performed services for the Compensation Committee with respect to recommendations for the appropriate compensation level for the President and CEO; for evaluation of and recommendations for S&T’s peer banks; for an analysis of S&T’s executive compensation, including the NEOs, compared with S&T’s peer banks; and for refinements to the Management Incentive Plan and Long-Term Incentive Plan.
In 2024, the Compensation Committee reviewed and assessed the independence of Aon and concluded that Aon’s work did not raise any conflicts of interest and that they are independent. In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules and NASDAQ listing standards.
Environmental, Social and Governance Practices
S&T’s 2024 Corporate Responsibility Report provides S&T’s environmental, social and governance practices and can be found at
https://www.stbank.com/corporateresponsibility
.

S&T Bancorp, Inc.
 |
2025 Proxy Statement
 |

DIRECTOR COMPENSATION

The Nominating Committee annually reviews S&T’s director compensation and makes recommendations to the Board. S&T’s director compensation is designed to align the S&T Board with its shareholders and to attract, motivate and retain high performing members critical to S&T’s success. A directors’ compensation analysis including a peer comparison is completed annually. The objective is to evaluate our director compensation against our peer group to ensure S&T’s compensation practices for our directors are consistent with banks our size and within similar markets. S&T uses a combination of cash and restricted units to attract and retain qualified candidates to serve on the Board. Restricted stock grants are intended to align directors’ interests with those of S&T’s shareholders.

In 2024, our non-employee directors received compensation for serving on the Board and attending Board and committee meetings, or educational seminars, in the amounts described below. Employee members of the Board receive no additional compensation for participation on the Board. We reimbursed various directors for amounts expended for traveling to our meetings and to educational seminars. We determined these amounts were consistent with our guidelines and thus are not included in the 2024 Director Compensation table.

Directors’ Fees

Annual Cash Retainer	$70,000

Annual Stock Award(1)	50,000

Board and Committee Chairperson Retainer Fees

Chairperson	$90,000

Audit Chairperson	20,000

Compensation and Benefits Chairperson	12,500

Credit Risk Chairperson	12,500

Nominating and Corporate Governance Chairperson	12,500

Risk Committee Chairperson	12,500

(1)

On May 14, 2024, the S&T Board approved an annual unit award valued at $50,000, resulting in 1,573 shares of S&T Restricted Stock Units based on that day’s $31.80 per share closing price with 100% vesting on May 13, 2025.

26 | S&T Bancorp, Inc. | 2025 Proxy Statement

Director Compensation

The following table provides information concerning compensation paid by S&T to its non-employee directors during 2024.

Director Compensation Table for Fiscal Year 2024

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)	Total ($)

Lewis W. Adkins, Jr.	70,000	50,000	120,000

Peter R. Barsz	70,000	50,000	120,000

Christina A. Cassotis	82,500	50,000	132,500

Michael J. Donnelly	82,500	50,000	132,500

Jeffrey D. Grube	82,500	50,000	132,500

Peter Gurt(3)(4)	58,333	41,667	100,000

William J. Hieb	82,500	50,000	132,500

Frank J. Palermo, Jr	90,000	50,000	140,000

Bhaskar Ramachandran(5)	93,333	66,667	160,000

Christine J. Toretti	160,000	50,000	210,000

Steven J. Weingarten(3)(6)	—	—	—

(1)	The annual cash retainer was paid in May 2024 for service on the Board from May 14, 2024 through May 13, 2025.

(2)

The Board awarded 1,573 restricted units to each non-employee director on the Board on May 14, 2024, with such shares vesting in full on May 13, 2025. The fair market value of the units granted on May 14, 2024 was $31.80 per share calculated based on the closing value as of May 14, 2024. The values for unit awards in this column represent the grant date fair value of the restricted units granted in 2024, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 21 “Incentive and Restricted Stock Plan and Dividend Reinvestment Plan” in our Annual Report on Form 10-K for the year ended December 31, 2024. This column includes the value of these stock awards, all of which were issued under the 2021 Incentive Plan.

(3)

As of December 31, 2024, each director had unvested awards of 1,573 restricted units except for Mr. Gurt who joined in July 2024, and Mr. Weingarten who retired effective with the annual meeting in 2024.

(4)

Mr. Gurt joined the Board in July 2024 and, therefore, received a prorated cash retainer of $58,333 and a prorated restricted stock unit award of 957 restricted stock units at a closing value of $43.58, or $41,667, for his service on the Board from July 24, 2024 through May 13, 2025. The number of shares awarded was based on the closing price of S&T stock on July 24, 2024.

(5)

Mr. Ramachandran joined the Board in January 2024 and, therefore, he received a prorated cash retainer of $23,333 and a prorated restricted stock unit award of 487 restricted stock units, or $16,667, for his service on the Board from January 24, 2024 through May 14, 2024. The number of shares awarded was based on the closing price of S&T stock of $34.28 on January 24, 2024. Thereafter, in May 2024, he received the standard annual board retainer and annual restricted stock unit award for his service on the Board from May 14, 2024 through May 13, 2025.

(6)	Mr. Weingarten retired effective with the annual meeting in 2024. He received no fees or awards in 2024.

Directors’ Stock Ownership

The Board has adopted stock ownership guidelines for the directors of S&T. The guidelines require each director to own at least $100,000 in market value of Common Stock within one year of being elected to the Board in order to be nominated for reelection as a continuing director candidate for a second or third term of service. To be nominated for reelection as a continuing member of the Board for a fourth, or more, term of service, such continuing director candidate must own at least $250,000 in market value of the Common Stock. Each of our directors, other than Mr. Ramachandran, satisfied the stock ownership guidelines as of January 29, 2025, the date of nomination. In the case of Mr. Ramachandran, the Board decided to grant a one-time exception to the guidelines given Mr. Ramachandran’s holdings of $76,757 on such date and his agreement to meet the guidelines prior to May 31, 2025. Thereafter, Mr. Ramachandran purchased stock and satisfied the stock ownership guidelines in February 2025.

S&T Bancorp, Inc. | 2025 Proxy Statement | 27

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025

The Audit Committee of the S&T Board appointed the firm of Ernst & Young LLP (Ernst & Young) as its independent registered public accounting firm (“Independent Accountants”), to audit and report on S&T’s financial statements for the fiscal year ending December 31, 2025. The S&T Board now recommends that S&T’s shareholders ratify this appointment.

We are not required to have the shareholders ratify the selection of Ernst & Young as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young but may nevertheless decide to continue to retain such independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the best interests of S&T and its shareholders.

Ernst & Young has no direct or indirect financial interest in S&T or in any of its subsidiaries, nor has it had any connection with S&T or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Representatives of Ernst & Young are expected to be present at the virtual Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so. It is also expected they will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

The financial statements of S&T are audited annually by an independent registered public accounting firm. For the fiscal years ended December 31, 2024 and December 31, 2023, the audit was performed by Ernst & Young. Fees for professional services provided by Ernst & Young in each of the last two fiscal years are summarized below:

	2024	2023

Audit Fees	$1,304,512	$1,211,349

Audit-Related Fees	31,973	31,973

Tax Fees	223,007	232,718

All Other Fees	0	0

	$1,559,492	$1,476,040

“Audit Fees” for 2024 and 2023 include fees for audit services associated with the annual audit, the reviews of S&T’s quarterly reports on Form 10-Q, and other documents filed with the SEC, accounting consultations, comfort letters, and consents.

“Audit-Related Fees” for 2024 and 2023 include fees billed for U.S. Department of Housing and Urban Development compliance procedures.

“Tax Fees” include fees for tax compliance work for the Wealth Management division for client fiduciary tax returns performed in 2024 and 2023.

There were no “All Other Fees” for 2024 and 2023.

28 | S&T Bancorp, Inc. | 2025 Proxy Statement

Proposal 2: Ratification of the Selection of Independent Registered

Public Accounting Firm For Fiscal Year 2025

Pre-Approval Policies and Procedures

The Audit Committee is responsible for the approval of all services performed by S&T’s independent registered accounting firm. All services provided by Ernst & Young in 2024 were pre-approved by the Audit Committee. The Audit Committee is required to pre-approve all audit and non-audit services performed by the Independent Accountants to assure that the provision of such services does not impair the Independent Accountant’s independence. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting for ratification. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the Independent Accountants to management.

Board Recommendation

THE S&T BOARD RECOMMENDS A VOTE “FOR” FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS S&T’s INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.

S&T Bancorp, Inc. | 2025 Proxy Statement | 29

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION

OF S&T’S NAMED EXECUTIVE OFFICERS

S&T believes that our overall executive compensation program, as described in the “Compensation Discussion and Analysis” section elsewhere in this Proxy Statement, is designed to pay for performance and directly aligns the interest of our executive officers with the long-term interests of our shareholders.

As required by Section 14A of the Exchange Act, S&T is providing its shareholders a vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our NEOs and our compensation philosophy, policies, and practices. Pursuant to Section 14A of the Exchange Act, the Board recommended, and the shareholders subsequently approved on an advisory basis at the 2024 annual meeting of shareholders, that this advisory proposal on executive compensation be submitted to shareholders annually. Accordingly, S&T intends to continue holding an advisory vote on compensation of NEOs every year. S&T’s shareholders will again be asked to approve the frequency of the advisory vote on executive compensation at S&T’s 2030 annual meeting.

Accordingly, S&T is presenting the following advisory proposal, commonly known as the “say-on-pay proposal,” for shareholder approval:

“Resolved, that the shareholders hereby approve, on a non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, which disclosure includes the compensation discussion and analysis, the compensation tables and all related material.”

Because your vote is advisory, it will not be binding upon the Board. In the event this proposal is not approved by our shareholders, it will not be construed as overruling a decision by the Board or the Compensation Committee, nor create or imply any additional fiduciary duty by the Board or our Compensation Committee, nor will it be construed to restrict or limit the ability of our shareholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the foregoing, the Board and the Compensation Committee will consider the non-binding vote of our shareholders on this proposal when reviewing compensation policies and practices in the future.

Board Recommendation

THE S&T BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF S&T’s NAMED EXECUTIVE OFFICERS.

30 | S&T Bancorp, Inc. | 2025 Proxy Statement

EXECUTIVE OFFICERS OF THE REGISTRANT

Each executive officer of S&T holds office for the current year for which he or she was elected or appointed by the Board unless he or she resigns, becomes disqualified or is removed in the discretion of the S&T Board. The current executive officers of S&T and S&T Bank are:

Named Executive Officer	Age	Principal Occupation During Past 5 Years	Officer of Corporation Since

Christopher J. McComish	60	Chief Executive Officer, since August 2021. Prior to joining S&T, Executive Vice President, Consumer Banking at TCF Bank from July 2018 to July 2021. President and CEO and Board Member at Scottrade Bank from September 2015 to December 2017. Executive Vice President and COO of Personal & Commercial Banking at BMO Harris Bank from December 2008 to September 2015. Executive Vice President and Community Banking Executive Director at Wachovia Bank/First Union Bank from 1987 to 2008.	2021

Mark Kochvar	64	Senior Executive Vice President and Chief Financial Officer, since February 2010.	2008

David G. Antolik	58	President since August 2021. President and Interim CEO from April 2021 to August 2021. President from October 2020 to April 2021. President and Chief Lending Officer from January 2019 to December 2019. Chief Lending Officer from January 2008 to January 2019.	2004

Stephen A. Drahnak	54	Executive Vice President and Chief Commercial Banking Officer since January 2022. Executive Vice President and Market President from December 2018 to January 2022. Executive Vice President and Commercial Banking Group Manager from December 2011 to December 2018.	2022

Melanie A. Lazzari	45	Executive Vice President and Controller since January 2017. Previously served as Senior Vice President and Controller, from February 2010 to January 2017.	2015

James A. Michie	48	Executive Vice President and Chief Credit Officer since May 2022. Prior to joining S&T, Senior Vice President and Senior Credit Officer from September 2016 to May 2022 at First Horizon Bank.	2022

Susan A. Nicholson	52	Executive Vice President and Chief Human Resource Officer since October 2021. Previously served as Executive Vice President and Employee Services Manager from April 2020 to October 2021. Senior Vice President and Employee Services Manager from January 2016 to April 2020.	2022

Rachel L. Smydo	47	Executive Vice President and General Counsel and Corporate Secretary since August 2022. Prior to joining S&T, Deputy General Counsel from May 2020 to August 2022 and Assistant General Counsel from July 2017 to April 2020, at the Federal Home Loan Bank of Pittsburgh; and Senior Counsel at The PNC Financial Services Group, Inc. from October 2013 to July 2017.	2022

LaDawn Yesho	50	Executive Vice President and Chief Risk Officer since July 2021. Executive Vice President and Interim Chief Risk officer from June 2021 to July 2021. Executive Vice President and Chief Audit Executive & Assistance Secretary from December 2017 to June 2021. Executive Vice President and Chief Audit Executive from December 2012 to December 2017. Senior Vice President and Chief Audit Executive from May 2009 to December 2012.	2021

S&T Bancorp, Inc. | 2025 Proxy Statement | 31

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

We provide the following overview of S&T’s executive compensation principles, specific executive compensation programs, and pay decisions that were made by the Compensation Committee in 2024. In addition, we describe the process by which we arrive at specific compensation policies and decisions involving program design and pay for S&T’s NEOs, who are listed below.

Name	Title

Christopher J. McComish	Chief Executive Officer

Mark Kochvar	Senior Executive Vice President and Chief Financial Officer

David G. Antolik	President

Stephen A. Drahnak	Executive Vice President and Chief Commercial Banking Officer

LaDawn D. Yesho	Executive Vice President and Chief Risk Officer

EXECUTIVE SUMMARY

Key Business and Financial Highlights

As reported in S&T’s Form 10-K for the year ended December 31, 2024, we are pleased to report:

•

Net income of $131.3 million, or $3.41 per diluted share, was earned for the year ended December 31, 2024, compared to net income of $144.8 million, or $3.74 per diluted share, for 2023. S&T had record net income and EPS in 2023 related to the impact of rising interest rates on net interest income.

•	Return on average assets of 1.37 percent for 2024 compared to 1.56 percent for 2023.

•	Return on average shareholders’ equity of 9.86 percent for 2024 compared to 11.80 percent for 2023.

•	Total deposits increased $261.3 million compared to 2023. Customer deposit growth of $411.7 million, or 5.76%, was offset by lower brokered deposits of $150.4 million.

•	Improvement in asset quality drove a provision for credit losses of only $0.1 million compared to $17.9 million in 2023.

•	Nonperforming assets remained low at $27.9 million, or 0.36 percent of total loans plus OREO, at December 31, 2024 compared to 0.30 percent at December 31, 2023.

•	Dividends declared in 2024 increased $0.04 to $1.33 compared to $1.29 for 2023.

Key 2024 Compensation Decisions

For 2024, the Compensation Committee evaluated and approved the following adjustments and awards for our NEOs:

•	Provided an increase in the base salaries for all named executive officers with an average increase of 2.15%.

•	Approved payouts under the 2024 Management Incentive Plan (“2024 MIP”) at 127% of the Corporate Component of the target for each NEO.

•

Granted annual long-term incentive awards under the terms of the 2024 Long-Term Incentive Plan (“2024 LTIP”), 50% of which vest based on continued employment and 50% of which vest based on continued employment and the achievement of pre-determined performance metrics.

32 | S&T Bancorp, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis

SAY ON PAY AND SHAREHOLDER ENGAGEMENT

S&T is required to provide a separate non-binding shareholder advisory vote on the compensation of S&T’s NEOs. At the 2024 annual meeting of shareholders, the holders of 26,128,706 shares of Common Stock, or 95% of the shares voting on the proposal, voted to approve the non-binding, advisory proposal on the compensation of S&T’s executive officers.

The Compensation Committee believes the results of this vote demonstrate the strong support for S&T’s executive compensation policies and practices among shareholders. The Compensation Committee expects to continue to adhere to the compensation policies, principles and programs described below in future years and will continue to consider these non-binding advisory results on our compensation programs, among other factors.

S&T Bancorp, Inc. | 2025 Proxy Statement | 33

Compensation Discussion and Analysis

OVERVIEW OF THE COMPENSATION PROGRAM, POLICIES AND PROCESS

Executive Compensation Philosophy and Practices

S&T designs its management compensation programs and policies to optimize their alignment with S&T’s strategic direction and business environment within which it must create value for shareholders and focus on pay for performance. Listed below are some of S&T’s primary program objectives, practices, and policies.

WHAT WE DO		WHAT WE DON’T DO

☑	Align our compensation program with shareholder interests.

☒    Provide tax gross-ups to any of our NEOs.

☒    Provide excessive perquisites or personal benefits to our NEOs.

☒    Allow repricing, backdating, or discounting of stock options.

☒    Provide for prepayment of dividends on unearned restricted shares.

☒    Provide single trigger vesting of equity-based awards upon a change in control.

☒    Allow pledging or hedging of Common Stock by our NEOs.

☑	Emphasize adherence to strong pay for performance principles to appropriately balance risk and reward and reinforce engagement among the leadership team and S&T key contributors.
☑	Structure our compensation program to effectively attract and retain top talent and allow for succession planning.
☑	Ensure sound risk management and effective controls.
☑

Per SEC requirement, subject all payments to claw-back provisions that allow S&T to cancel or recoup any bonus, retention award or incentive compensation paid or required to be paid to our NEOs if the payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

☑

Maintain robust stock ownership policy that require our NEOs to own Common Stock with a fair market value equal to 5X base salary for the CEO, 3x base salary for the President and CFO, and 2X base salary for our other NEOs.(1)

(1)

In 2024, we implemented an employee stock ownership policy to increase the multiple of salary for holdings within a specific timeline for NEO’s as: Tier 1, 5x; Tier 2, 3x; Tier 3, 2x. The stock ownership levels described are to be attained at the earlier of April 24, 2029, or 5 years after the impacted employee attains the relevant Tier status. As of December 31, 2024, Messrs. Antolik, Drahnak and Kochvar and Ms. Yesho meet the ownership guidelines. Mr. McComish was hired effective August 23, 2021, and has not yet acquired the 5X ownership, however, his required ownership holding is not effective until August 23, 2026. Our policy limits the ability of the NEOs to liquidate only the number of the vesting restricted shares of Common Stock sufficient for paying current tax liabilities on the vesting shares, until the officer achieves the stock ownership guidelines.

34 | S&T Bancorp, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis

Compensation Approval Process

Our Compensation Committee engages with management and an independent compensation consultant as a part of its processes – the role of each and the overall compensation approval process are described in greater detail below.

Compensation Committee Role

Executive compensation decisions are made by the Compensation Committee, whose members are all independent, non-employee directors under the NASDAQ listing standards. The Compensation Committee operates under a written charter approved by the S&T Board, which it reviews, modifies as necessary and reaffirms on an annual basis. The Compensation Committee charter is available in the Governance section of our website at www.stbancorp.com.

The Compensation Committee considers overall corporate performance as well as individual initiative and achievements when reviewing and approving all compensation decisions relating to S&T’s NEOs. The objective of the Compensation Committee is to appropriately structure compensation to allow us to recruit, train, motivate and retain highly talented individuals at all levels of the organization who are committed to our core values and our future success while also ensuring a strong connection between pay and performance.

The Compensation Committee is actively involved in the oversight of not only NEO compensation but all remuneration programs that have a material cost profile, that could materially affect S&T’s risk profile or influence the focus of key contributors on achievement of strategic and tactical objectives.

The Compensation Committee independently decides the compensation that S&T will pay the CEO and President. On July 12, 2021, the S&T Board approved employment agreements, each with an initial three-year term followed by an automatic annual renewal unless otherwise terminated or not renewed, for Mr. McComish, the CEO, and Mr. Antolik, the President, that included salary, annual cash incentives, long-term incentives and other compensation. The Compensation Committee reviews and approves the salary of the CEO and President annually.

For the remaining executive officers, the CEO makes recommendations to the Compensation Committee, which reviews, approves or adjusts the recommendations. The Compensation Committee meets in an executive session to discuss and finalize its decisions regarding the CEO’s compensation.

The S&T Board reviews all decisions relating to the compensation of executive officers, except for decisions about awards under the S&T Bancorp, Inc. 2021 Incentive Plan (the “2021 Plan”), the MIP and the LTIP, which are made solely by the Compensation Committee with input from the CEO on all other NEOs.

Management Role	The salaries for the other NEOs are reviewed by the CEO and are presented for approval to the Compensation Committee on an annual basis.
Independent Compensation Committee Role

In 2024, the Compensation Committee engaged Aon to assist in the evaluation, oversight, and periodic refinement of executive reward programs. Specifically, Aon advised on the executive compensation review, directed towards base compensation and incentive participant levels.

The Compensation Committee has monitored the relationship with Aon carefully and has determined that the advice provided on NEO pay meets the highest standards of internal and external defensibility for such advice and that Aon is independent and that there were no conflicts of interest resulting from retaining Aon for such engagement. In reaching these conclusions, the Compensation Committee considered the factors set forth in both SEC rules and NASDAQ listing standards.

S&T Bancorp, Inc. | 2025 Proxy Statement | 35

Compensation Discussion and Analysis

Use of Competitive Data

The Compensation Committee reviews comparisons of the compensation programs established by peer banks for executives having similar responsibilities to S&T’s executives to obtain a general understanding of current market practices to assist in evaluating S&T’s compensation program. In 2024, the Compensation Committee engaged Aon to advise on the appropriateness of the banks in the peer group considering S&T’s current status and common practices among peer banking organizations for defining peer groups for executive compensation review purposes. The Compensation Committee reviewed and agreed with Aon’s recommendations and selected the following peer group based on similar size and scope to S&T and operating both inside and outside S&T’s geographic market (collectively, the “Peer Banks”):

1st Source Corporation	Horizon Bancorp, Inc.
Berkshire Hills Bancorp, Inc.	Lakeland Financial Corp.
Brookline Bancorp, Inc	NBT Bancorp, Inc.
Camden National Corp.	OceanFirst Financial Corp
City Holding Company	Park National Corporation
Community Bank System, Inc.	Peoples Bancorp, Inc
First Commonwealth Financial Corporation	Premier Financial Corp.
First Financial Bancorp	Sandy Spring Bancorp, Inc
First Merchants Corporation	Tompkins Financial Corporation
German American Bancorp Inc	WesBanco, Inc.

The Peer Banks were used by Aon to analyze the total direct compensation for S&T’s executives for 2024. The Compensation Committee used the companies in the S&P 600 Bank Industry Index as of January 1 of the plan year, including the 2024 plan year (the “Performance Peer Group”), for comparing S&T’s relative performance for that year’s LTIP.

Total Direct Compensation Position

S&T’s target pay mix is built on competitive base salaries, with generally moderate annual and long-term incentive targets. The moderate positioning of annual incentives and long-term incentives reflects our commitment to introducing pay program modifications that are both sensitive to S&T’s proactive risk management culture while, at the same time, responding appropriately to the importance of retaining a strong and committed leadership team at S&T. The Compensation Committee reviews this posture periodically with the help of outside advisors.

For NEOs, the Compensation Committee reviews a number of analyses of compensation practices to help facilitate its executive compensation decisions. These include:

•	Pay mix representing the effectiveness of balancing long-term versus short-term performance imperatives;

•	Wealth accumulation opportunities in light of existing programs and outstanding rewards;

•	Current pay relative to peer group practices;

•	Selective review of compensation data for positions of similar scope and focus; and

•	Detailed formal review of overall performance and specific performance contributions made to S&T by each NEO.

36 | S&T Bancorp, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis

COMPONENTS OF THE COMPENSATION PROGRAM

The Compensation Committee continues to support a pay program with five major components to help guide compensation decisions:

Compensation Component	Description

Base Salary	Base salary is fixed compensation that is reviewed annually and is based on performance, experience, responsibilities, skill set, and market value. It provides a base level of compensation that corresponds to the job function performed and serves to attract, retain, reward, and motivate qualified and experienced executives.

Management Incentive Plan (“MIP”)	An annual incentive plan with a target incentive opportunity designed to encourage retention, appropriately reward executive officers for meeting individual and company performance goals, and ensure competitive pay practices when recruiting new or additional leadership positions.

Long-Term Incentive Plan (“LTIP”)	A long-term incentive program that serves three purposes: (1) to help promote leadership retention and management continuity as S&T continues to execute its longer-term strategic plan; (2) to reward management for strong sustained value creation and financial performance; and (3) to align our executives’ interests with those of our shareholders via appropriately-sized grants of equity compensation.

Other Benefits	Consists of certain other customary, broad-based benefits provided to S&T employees (e.g., retirement and health plan benefits) and limited, non-excessive perquisites, when appropriate.

Double Trigger Change in Control Severance Protections	We provide our NEOs with double trigger change in control severance to protect the executives during potentially tumultuous corporate transactions, allow executives to focus on generating shareholder value during any change in control, and provide market-competitive post-employment compensation.

A detailed review of each of the above compensation components and the 2024 decisions and payouts is provided in the sections below.

Base Salary

As described above, the purpose of base salary is to provide competitive and fair base compensation that recognizes the executives’ roles, responsibilities, contributions, experiences, and performance. The Compensation Committee independently decides the compensation that S&T will pay the CEO and President and, for the remaining executive officers, the CEO makes recommendations to the Compensation Committee, which reviews, approves or adjusts the recommendations. Each executive’s individual pay reflects individual experience, expertise, performance, and contributions in the role.

S&T Bancorp, Inc. | 2025 Proxy Statement | 37

Compensation Discussion and Analysis

2024 Base Salary Amounts

When appropriate, the Compensation Committee increases base salaries both to ensure consistency with market competitive practices and to recognize the critical value of each senior executive’s management of S&T. The following table summarizes the 2024 base salaries for each of our NEOs.

Name	2023 Salary	2024 Salary	% Increase
Christopher J. McComish	$750,000	$772,000	2.9%
Mark Kochvar	438,000	444,000	1.4%
David G. Antolik	500,000	506,000	1.2%
Stephen A. Drahnak	350,000	355,000	1.4%
LaDawn D. Yesho	340,000	353,000	3.8%

Management Incentive Plan Awards

For 2024, we adopted the 2024 MIP, an annual cash incentive award with a target equal to a set percentage of base salary for each of our NEOs.

The following formula is used to determine MIP award payouts:

To further strengthen the linkage between the MIP award, risk management, and shareholder value creation, the MIP contains a “Shareholder Protection Feature” in which payouts will not occur for any plan year if S&T falls below “well capitalized” capital ratio requirements established by regulatory authorities, determined as of and up to the date that any payment would ordinarily occur pursuant to the MIP’s provisions. In addition to the Shareholder Protection Feature of the MIP, the MIP is operational only if S&T achieves Return on Average Equity (“ROAE”) for the plan year of at least 5% (the “Minimum Gateway Requirement”). The Compensation Committee believes that these features, coupled with the claw-back requirements and the use of multiple performance measures, provide for substantial protection against excessive or unnecessary risk-taking by any plan participant.

Target Bonus Percentages

The following table shows the target percentage of base salary. The Compensation Committee, considering Aon’s advice, continued to omit the individual performance component and set S&T’s corporate performance factor as the only performance component of the 2024 MIP for the NEOs and other Section 16 officers. We believe that the 2024 MIP’s targets are consistent with our philosophy of providing our NEOs the opportunity for reasonable annual incentives and designing a larger portion of compensation as “at-risk” to reflect their roles within our organization. We also believe the corporate performance factor appropriately recognizes the importance of S&T achieving key financial performance goals.

Named Executive Officer	MIP Target % of Base Salary
Christopher J. McComish, Chief Executive Officer	67%
Mark Kochvar, Senior Executive Vice President and Chief Financial Officer	50%
David G. Antolik, President	50%
Stephen A. Drahnak, Executive Vice President and Chief Commercial Banking Officer	40%
LaDawn D. Yesho, Executive Vice President and Chief Risk Officer	40%

38 | S&T Bancorp, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis

Corporate Performance Factor

For the 2024 fiscal year, we continued with certain aspects of our incentive compensation program to ensure S&T’s ability to recruit and retain top talent while further increasing the percentage of our NEO’s total direct compensation that is at-risk and tied to company performance metrics.

Specifically, the annual MIP continues in 2024 with the metrics from 2023 for the company performance factor. We retained EPS as a metric weighted at 60% and also utilize pre-provision net revenue/Average Assets (“PPNR”)(1) (20%) and Non-performing Assets/Loans+Other Real Estate Owned (20%). The PPNR(1) ratio is incorporated to have a profitability measure which is neutral to the impact of asset quality and taxes. There is no individual performance factor included in the MIP calculation for NEO’s and the award and payout is based solely on company performance.

The actual earnings opportunity was based on the performance level achieved relative to the performance ranges shown in the table below with a target EPS equal to $3.25; PPNR(1) of 1.79%; and asset quality of 0.40%. “Allocated Target” equals the participant’s MIP incentive target multiplied by the weighting for each performance category (i.e., 60% for EPS, 20% for PPNR(1) and 20% for asset quality).

Performance Level	EPS	PPNR (non- GAAP)(1)	Asset Quality	Payout Level Percentage of Allocated Target
Below Threshold	Below $3.00	Below 1.56%	Above 0.51%	0%
Threshold	$3.00	1.56%	0.51%	25%
Target	$3.25	1.79%	0.40%	100%
Maximum	$3.58 or greater	2.02% or greater	0.30% or lower	175%

Note:	Linear interpolation is utilized to determine awards between Threshold and Target and Target and Maximum

(1)	Non-GAAP. For a reconciliation to the most directly comparable GAAP measures, see Reconciliation of GAAP to Non-GAAP Financial Measures in Appendix A.

Individual Performance Factor

Participants other than the NEOs, Section 16 officers, as well as several other key positions have an Individual Performance Factor with multiple individual goals against which individual performance was evaluated. The framework for establishing these goals was based largely on execution of elements of S&T’s strategic plan, including activities centered around multi-faceted growth, profit improvement, operational effectiveness, corporate culture, effective brand and enterprise risk management (i.e., balanced risk and reward).

Summary of 2024 MIP Payouts

The Payout Level Percentage for 2024 MIP Payouts to the NEOs was 127% of target, determined as follows:

MIP results

Performance Metric	Target Performance Level	Actual Performance Level
EPS	$3.25	$3.41
PPNR(1)	1.79%	1.77%
Asset Quality	0.40%	0.36%

(1)	Non-GAAP. For a reconciliation to the most directly comparable GAAP measures, see Reconciliation of GAAP to Non-GAAP Financial Measures in Appendix A.

S&T Bancorp, Inc. | 2025 Proxy Statement | 39

Compensation Discussion and Analysis

Based on achieving 127% of the Target Performance Level, the Compensation Committee approved the following cash awards under the 2024 MIP to each NEO:

Named Executive Officer	Actual Payout as a Percentage of Base Salary	Award Amount ($)
Christopher J. McComish, Chief Executive Officer	85%	656,895
Mark Kochvar, Senior Executive Vice President and Chief Financial Officer	64%	281,940
David G. Antolik, President	64%	321,310
Stephen A. Drahnak, Executive Vice President and Chief Commercial Banking Officer	51%	180,340
LaDawn D. Yesho, Executive Vice President and Chief Risk Officer	51%	179,324

Long-Term Incentive Plan Awards

The LTIP is designed to: (1) to help promote leadership retention and management continuity as S&T continues to execute its longer-term strategic plan; (2) to reward management for strong sustained value creation and financial performance; and (3) to align our executives’ interests with those of our shareholders via appropriately-sized grants of equity compensation. The 2024 LTIP puts a greater focus on performance and serves to create a balance between long-term and short-term performance imperatives, beyond that offered by the annual cash incentive under the MIP.

The changes implemented in 2022 were maintained in 2024 for the LTIP awards. The target opportunities as a percentage of base salary remained at 50% for the President and the CFO and 40% for all other non-CEO NEOs. The CEO has a target opportunity of 100% in accordance with his employment agreement. The Compensation Committee determined to keep payout levels on the peer-relative ROAE metric at 50% of target (Threshold Performance), 100% of target (Target Performance) and 150% of target (Maximum Performance) and the peer-relative TSR to a modifier to the ROAE payout metric: -30% (Threshold or below), 0% (Target) and +30% (Maximum). We consider the upside on the ROAE payout metric combined with the TSR modifier to offer a long-term incentive that better aligns the interests of NEOs with shareholders. Lastly, our 2024 time-based restricted awards are scheduled to vest pro rata annually over three years after the grant date.

The 2024 LTIP contains the same Shareholder Protection Feature for all awards and the Minimum Gateway Requirement for the performance-based restricted shares as described earlier for the 2024 MIP. The Compensation Committee believes that these features, coupled with the restricted stock and claw-back requirements, provide for substantial protection against excessive or unnecessary risk-taking by any plan participant.

2024 Long-Term Incentive Awards

Effective April 1, 2024, the Compensation Committee awarded the NEOs equity denominated long-term incentive awards of restricted stock units (“RSUs”) under the 2024 LTIP. Grants were made at a grant price equal to $30.98 per share, which was the average of the high and low price of S&T Common Stock for the nine trading days ending on the grant date.

Each NEO’s target award consists of the following:

40 | S&T Bancorp, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis

Time-based units vest in equal amounts on each anniversary of their grant date over three years. Performance-based units (“PRSUs”) may be earned over a three-year period based on the Company’s Return on Average Equity (“ROAE”) and Total Shareholder Return (“TSR”) performance relative to the Performance Peer Group (defined in “Use of Competitive Data” on page 36), as described in more detail below.

The following awards were granted under the 2024 LTIP to the NEOs:

Named Executive Officer	Value of 2024 LTIP Award ($)	Number of Time-Based Units	Number of Performance-Based Units
Christopher J. McComish	794,699	12,460	12,460
Mark Kochvar	228,524	3,583	3,583
David G. Antolik	260,446	4,084	4,083
Stephen A. Drahnak	146,184	2,292	2,292
LaDawn D. Yesho	145,355	2,279	2,279

2024 LTIP Performance Metrics

Two metrics are used to determine the percentage of the PRSU target earned through vesting of the PRSU awards (also referred to as performance shares). The Compensation Committee believes that ROAE measures and incentivizes S&T’s long-term profitability vis-à-vis our peers, while our relative TSR captures our shareholder return vis-à-vis our peers.

(A) Return on Average Equity (“ROAE”) for 2024 through 2026 relative to the Performance Peer Group

Participants can earn from 0% to 150% of their PRSU Target based on this metric as summarized below:

Performance Level	ROAE for 3-year Performance Period Relative to the Performance Peer Group	Vesting Percentage*

Below Threshold	Below the 25th percentile of the Performance Peer Group	0% of Target

Threshold	25th percentile of the Performance Peer Group	50% of Target

Target	50th percentile of the Performance Peer Group	100% of Target

Maximum	75th percentile of the Performance Peer Group	150% of Target

*	Linear interpolation is utilized to determine awards between Threshold and Target and Target and Maximum.

(B) Cumulative Total Shareholder Return for 2024 through 2026 relative to Performance Peer Group

The preliminary Earned PRSU Payout calculated above is subject to adjustment by the Bank’s cumulative TSR for the three-year Performance Period. Participant’s PRSU awards can be modified by up to 30% higher or lower if the Bank’s cumulative TSR is higher or lower than the 50th percentile of the Peer Group.

Performance Measures and Performance Standards Peer Relative TSR
Performance Level	TSR for 3-year Average Calendar Year Period Ending December 31, 2026 Relative to Peer Group	Modifier of PRSU Award Target Amount

Threshold or Below	25th percentile	-30%

Target	50th percentile	0%

Maximum	75th percentile	+30%

S&T Bancorp, Inc. | 2025 Proxy Statement | 41

Compensation Discussion and Analysis

The Modifier will vary depending on Actual Performance, and the payout curve rises continuously from Threshold to Target and from Target to Maximum. Therefore, to determine awards between Threshold and Target and Target and Maximum, linear interpolation would be utilized.

Vesting of 2021 Long-Term Incentive Plan Awards

The performance-based shares granted on April 1, 2021 vested on April 1, 2024 at 73%. S&T met the required threshold for 3 Year ROAE at the 56th percentile for a payout of 43%. The 3-Year TSR modifier was at the 83rd percentile which met the requirements to achieve 30% added to the ROAE result. The Committee approved the vesting of the time-based awards based on S&T meeting the Shareholder Protection Feature.

Certain Other Benefits

S&T provides certain other benefits to the NEOs that are appropriately limited in scope and value. The primary benefits for the NEOs are a broad-based defined contribution retirement plan and welfare benefit plan, a nonqualified deferred compensation plan, and a defined benefit program. The Thrift Plan for Employees of S&T Bank (the “Thrift Plan”) is a broad-based qualified defined contribution plan. All employees may participate in the Thrift Plan with elective salary deferrals, or 401(k) contributions. During 2024, S&T made matching contributions equal to 100% of the first 1% of the employees’ eligible compensation and 50% of the next 5% of the employees’ eligible compensation, up to a maximum of 3.5% of all employees’ eligible compensation. More information regarding the other retirement benefits can be found beginning on page 49. The S&T Bank Welfare Benefit Plan is generally provided to all officers and full-time employees and includes provisions for medical reimbursement, dental coverage, vision care coverage, long-term disability income, a flexible spending account, a health savings account, and life insurance.

Because S&T’s executives frequently drive vehicles on company business, S&T may provide either a company car or a car allowance to executives, including the NEOs. Executives are responsible for reporting the amount of personal use of company cars to S&T, so that the taxable income from such use can be reported in the executives’ compensation. Executives who do not have a company car may receive an annual car allowance of up to $6,000, depending upon the frequency that the executive drives. The car allowance is fully taxable compensation. In his employment agreement, our CEO Mr. McComish received up to a $25,000 annual car allowance, which the Compensation Committee ultimately approved to be as a company car.

Lastly, S&T pays for certain members of senior management to belong to one or more private clubs if the member of management has significant customer contact and involvement in the community. S&T considers a social or country club to be an appropriate venue to entertain customers and to participate in various community functions. Expenses of a personal nature or related to a spouse are not paid by S&T.

Double Trigger Change in Control Severance Protections

S&T enters into change in control agreements with selected officers in senior management, including all the NEOs to help ensure that S&T’s leadership team remains engaged and focused should the organization ever become the target of a change in control where their jobs or ongoing compensation could be at risk. The primary terms and compensation payments contemplated by the agreements also include robust non-competition and non-solicitation provisions, one or both of which must be agreed to by the executive to receive the benefits provided.

The Compensation Committee believes that the change in control agreements provide reasonable protection to the individual members on the senior management team and thereby align senior management’s interest with the interest of S&T’s shareholders.

42 | S&T Bancorp, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis

OTHER COMPENSATION-RELATED PROVISIONS

Mitigation in Plan Design Risk

The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages any unnecessary or excessive risk taking and concludes:

•	S&T’s compensation plans do not encourage executives to take unnecessary and excessive risks that could threaten the value of S&T;

•	The compensation plans are structured so that their potential for generating unacceptable risk that could materially affect the value of S&T is limited; and

•	The compensation plans are not structured to create substantial opportunities to benefit due to material manipulation of financial results.

In addition, at least annually, the Compensation Committee discusses, evaluates and reviews with S&T’s CRO the compensation arrangements to ensure that: (i) the compensation plans for senior management (senior vice presidents or higher) do not encourage the members of senior management to take unnecessary and excessive risks that threaten the value of S&T, (ii) the compensation plans for employees do not pose unnecessary risks to S&T, and (iii) the compensation plans for employees do not encourage the manipulation of reported earnings to enhance the compensation of any of S&T’s employees.

Employment Agreements

S&T provided employment agreements to Messrs. McComish and Antolik for their roles as CEO and President, respectively, on July 12, 2021. S&T does not provide employment agreements for any of the other NEOs. For more detail regarding the employment agreements for Messrs. McComish and Antolik see further discussion in Additional Narrative Information – Compensation Agreements on page 47.

EFFECT OF TAXATION ON COMPENSATION PROGRAMS (TAX CONSIDERATIONS)

As in the past, the Compensation Committee expects to continue to take into consideration the tax deductibility of compensation but reserves the right to maintain flexibility with respect to S&T’s executive compensation programs, including the awarding of compensation that may not be deductible when it believes that such payments are appropriate and in the best interests of the shareholders.

Despite the limited availability of Code Section 162(m) performance-based compensation exceptions following the Tax Cuts and Jobs Act of 2017, our Compensation Committee does not anticipate a shift away from variable or performance-based compensation payable to our NEOs. Similarly, we do not expect to apply less rigor in the process by which we establish performance goals or evaluate performance against pre-established goals with respect to compensation paid to our NEOs.

S&T Bancorp, Inc. | 2025 Proxy Statement | 43

COMPENSATION AND BENEFITS COMMITTEE REPORT

We, the Compensation and Benefits Committee of the Board of Directors of S&T Bancorp, Inc. (“S&T”), have reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with S&T’s management, and, based on such review and discussion, have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Benefits Committee:

Christina A. Cassotis (Chairperson)
Lewis W. Adkins, Jr. Peter R. Barsz
Michael J. Donnelley
Jeffrey D. Grube
Peter G. Gurt

44 | S&T Bancorp, Inc. | 2025 Proxy Statement

EXECUTIVE COMPENSATION

The following table provides information concerning remuneration of the NEOs during 2022-2024.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value ($)(4)	All Other Compensation ($)(5)	Total ($)
Christopher J. McComish	2024	764,385	—	913,904	656,895	—	79,489	2,414,673
Chief Executive Officer	2023	750,000	—	839,303	407,025	—	92,801	2,089,129
	2022	750,000	—	847,888	859,275	—	51,643	2,508,806
Mark Kochvar	2024	441,924	—	262,802	281,940	—	23,407	1,010,073
Sr. Executive Vice President and Chief Financial Officer	2023	429,077	—	245,071	177,390	17,100	23,232	891,870
	2022	371,554	507	214,804	324,900	—	22,182	933,947
David G. Antolik	2024	503,923	—	299,508	321,310	—	48,607	1,173,348
President	2023	500,000	—	279,792	202,500	136,500	52,406	1,171,198
	2022	500,000	—	462,633	427,500	—	45,543	1,435,676
Stephen A. Drahnak	2024	353,270	—	168,111	180,340	—	44,066	745,787
Executive Vice President and Chief Commercial Banking Officer	2023	347,692	—	156,678	113,400	82,200	41,430	741,400
	2022	316,308	507	142,453	220,482	—	36,629	716,379
LaDawn Yesho	2024	348,501	290	167,158	179,324	—	18,515	713,788
Executive Vice President and Chief Risk Officer	2023	336,154	—	152,193	110,160	15,900	20,837	635,243
	2022	312,115	—	142,453	215,460	—	9,524	679,552

(1)	This column represents cash bonuses that were paid to NEOs.

(2)

Amounts reflect the total grant date fair value of awards recognized for financial statement reporting purposes for the fiscal years ended December 31, 2022, 2023 and 2024, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included for 2024 in Note 21 to the audited financial statements for the fiscal year ended December 31, 2024, for 2023 in Note 21 to the audited financial statements for the fiscal year ended December 31, 2023, included in the Form 10-K Note 21 for the year ended December 31, 2022. Performance restricted stock units granted in 2024 may pay out up to 195% for the target award, which would amount to the grant date fair values listed as the maximum total grant date fair value for each named executive officer as follows: Mr. McComish, $1,172,181; Mr. Kochvar $337,073; Mr. Antolik $384,142; Mr. Drahnak, $215,621; and Ms. Yesho, $214,398. Performance restricted stock units granted in 2023 may pay out up to 195% of the target award, which would have amounted to the grant date fair values listed as the maximum total grant date fair value for each named executive officer as follows: Mr. McComish, $1,076,497; Mr. Kochvar, $314,330; Mr. Antolik, $358,863; Mr. Drahnak, $200,956; and Ms. Yesho, $195,204.

(3)	This column includes the incentive payments resulting from the MIPs for 2022, 2023, and 2024.

(4)

This column shows the aggregate year-to-year change in the actuarial present value of the NEO’s accrued pension benefit under all qualified and non-qualified defined benefit plans based on the assumptions used for ASC 715 “Compensation – Retirement Benefits” accounting purposes at each measurement date. As such, the change reflects changes in value due to an increase or decrease in the ASC 715 discount rate, as well as changes in the mortality assumption. The change in pension value during 2024 for Messrs. Kochvar, Antolik, and Drahnak and Ms. Yesho are negative $91,700, negative $29,800, negative $30,000, and negative $9,200, respectively. The change in pension value during 2022 for Messrs. Kochvar, Antolik, and Drahnak and Ms. Yesho are negative $419,700, negative $588,800, negative $410,500, and negative $99,000, respectively (negative amounts are not reflected in the amounts disclosed above or below). Ms. Yesho is not a participant in the Retirement Plan. Her change in present value amounts shown reflect her nonqualified benefit payable from the S&T Bancorp, Inc. Retirement Make-Up Plan.

(5)	The compensation represented by the amounts for 2024 as set forth in the All Other Compensation column for the NEOs is detailed in the following table.

S&T Bancorp, Inc. | 2025 Proxy Statement | 45

Executive Compensation

All Other Compensation

	Company Contributions to Qualified Defined Contribution Plan (1)	Company Contributions to Nonqualified Defined Contribution Plan (2)	Company Car or Car Allowance (3)	Country Club Dues (4)	Company Paid Life Insurance Premiums (5)	All Other compensation
Christopher J. McComish	12,075	27,626	22,506	10,550	6,732	79,489
Mark Kochvar	10,675	—	6,000	—	6,732	23,407
David G. Antolik	11,141	13,783	19,297	—	4,386	48,607
Stephen A. Drahnak	10,675	5,884	16,407	8,754	2,346	44,066
LaDawn D. Yesho	10,771	5,398	—	—	2,346	18,515

(1)

Amounts in the column represent contributions by S&T Bank to the Thrift Plan, which is a qualified defined contribution plan. S&T Bank made matching contributions equal to 100% of the first 1% of the employee’s eligible compensation and 50% of the next 5% of the employee’s eligible compensation, up to 3.5% of the employee’s eligible compensation and subject to Code limits.

(2)

Contributions by S&T Bank to the Nonqualified Plan (as defined below) that was established in order that certain management employees, including the NEOs, not lose benefits that would normally have accrued in qualified plans except for federal tax laws setting annual compensation and contribution limits for qualified plans.

(3)

This column represents the aggregate incremental cost to S&T for providing a car to the NEO. The cost includes the expense of depreciation, insurance, registration fees, maintenance and fuel. Mr. Kochvar received a car allowance in lieu of a company car.

(4)	Membership dues paid to country clubs and social clubs. Expenses of a personal nature or related to a spouse are not paid by S&T.

(5)

This column includes the excess premiums reported as taxable compensation on the NEO’s W-2 for life insurance at three times salary, up to a maximum benefit of $900,000. This insurance benefit is provided to all full-time employees on a nondiscriminatory basis.

Grants of Plan-Based Awards for Fiscal Year 2024

Name	Grant Date	Estimated Possible Payouts Under Non Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher J. McComish	4/1/2024	129,310	517,240	905,170
	4/1/2024				6,230	12,460	24,297	12,460	913,904
Mark Kochvar	4/1/2024	55,500	222,000	388,500
	4/1/2024				1,792	3,583	6,987	3,583	262,802
David G. Antolik	4/1/2024	63,250	253,000	442,750
	4/1/2024				2,042	4,083	7,962	4,084	299,508
Stephen A. Drahnak	4/1/2024	35,500	142,000	248,500
	4/1/2024				1,146	2,292	4,469	2,292	168,111
LaDawn D. Yesho	4/1/2024	35,300	141,200	247,100
	4/1/2024				1,140	2,279	4,444	2,279	167,158

(1)

These columns represent the range of estimated payouts under the 2024 MIP. For the MIP, the payments the NEOs earned were entirely based on the corporate component being the performance measure affecting the range of estimated payouts. For a more detailed description of the 2024 continued employment and MIP see “Management Incentive Plan Awards” in the “Compensation Discussion and Analysis” on page 38.

(2)

On April 1, 2024, the Compensation Committee granted restricted stock units to the NEOs at a grant price of $31.89, which was the closing price of S&T Common Stock on the grant date. The number of units granted to the NEOs was their target opportunity multiplied by their respective salaries and then divided by $30.9797, which was the average of the high and low prices of S&T Common Stock over the 9-day trading period ending on the grant date. The grants were in accordance with the 2024 LTIP, pursuant to the Compensation Committee’s authority under the 2021 Plan. For a more detailed description of the 2024 LTIP, see “Long-Term Incentive Plan Awards” in the “Compensation Discussion and Analysis” on page 40. These columns represent the performance based shares granted, which are earned based on S&T’s ROAE and TSR performance measured against the Performance Peer Banks over a three-year period, 2024 through 2026. The range of estimated payouts are denominated in the number of shares that may be earned under the performance award.

46 | S&T Bancorp, Inc. | 2025 Proxy Statement

Executive Compensation

(3)	This column represents the time-based shares granted under the 2024 LTIP that will be earned based on remaining with S&T for three years.

(4)

This column presents the total grant date fair value of grant under the 2024 LTIP recognized for financial statement reporting purposes for the fiscal years ended December 31, 2024, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included for 2024 in Note 21 to the audited financial statements for the fiscal year ended December 31, 2024, included in the Form 10-K for the year ended December 31, 2024. This grant date fair value is in the Summary Compensation Table for fiscal year 2024 in the Stock Awards column.

Additional Narrative Information - Compensation Agreements

As described earlier in this Proxy Statement, S&T entered into initial employment agreements with Messrs. McComish and Antolik in 2021 for their roles as CEO and President, respectively, for three-year terms. S&T has not entered into any employment agreements with its other NEOs.

Mr. McComish’s employment agreement, which has a three-year term and is subject to automatic renewal for one-year periods thereafter, provides for an annual base salary of $750,000, subject to adjustment in the Compensation Committee’s discretion, eligibility for an annual bonus for each fiscal year of the Company (with a minimum bonus of $300,000 for 2021) and eligibility to participate in the LTIP for long-term incentive awards, beginning with the 2022 LTIP (which awards for 2022 had a grant date fair value of $750,000) in accordance with the terms of the LTIP, subject to Mr. McComish’s continued employment. The employment agreement also provided for an inaugural equity award with a grant date fair value of $250,000 (which award vested 50% on the date that was six months following the grant date and 50% on the date that was 12 months following the grant date). In addition, Mr. McComish will be eligible for employee benefits that are generally applicable to other senior executives of the Company and certain other benefits, including an annual vehicle allowance not to exceed $25,000, payment or reimbursement of certain club dues and payment or reimbursement of relocation expenses not to exceed $100,000.

S&T entered into an employment agreement with Mr. Antolik setting forth the terms of his employment and compensation while serving as President of S&T and S&T Bank, effective August 23, 2021. The employment agreement, which has a three-year term and is subject to automatic renewal for one-year periods thereafter, provides for an annual base salary of $500,000, subject to adjustment in the Compensation Committee’s discretion, eligibility for an annual bonus for each fiscal year of the Company with a target opportunity of 50% of his annual base salary (provided that, partially in consideration for Mr. Antolik’s service as Interim Chief Executive Officer, his target annual bonus opportunity with respect to fiscal year 2021 will be $295,017) and eligibility to participate in the LTIP for long-term incentive awards (provided that, partially in consideration for Mr. Antolik’s service as Interim Chief Executive Officer, such awards for 2022 will have a grant date fair value of $409,217 and be in accordance with the terms of the LTIP, subject to Mr. Antolik’s continued employment). In addition, Mr. Antolik will be eligible for employee benefits that are generally applicable to other senior executives of the Company and certain other benefits, including a company vehicle and payment or reimbursement of certain club dues. The employment agreement also provides for a transition cash award of $75,000, which vested on September 1, 2021, in consideration for Mr. Antolik’s service as Interim Chief Executive Officer and work to achieve a smooth transition from the Company’s prior Chief Executive Officer to its incoming Chief Executive Officer, subject to Mr. Antolik’s continued employment through the vesting date.

For additional information regarding material terms of our 2024 MIP and 2024 LTIP, please see the corresponding sections of the CD&A on pages 38 and 40, respectively.

S&T Bancorp, Inc. | 2025 Proxy Statement | 47

Executive Compensation

Outstanding Equity Awards at 2024 Fiscal Year End

The following table sets forth information regarding the number and value of unvested shares of restricted stock outstanding on December 31, 2024 for our NEOs. The market value of the stock awards is based on the closing price of S&T Common Stock on December 31, 2024, the last business day of the year, which was $38.22.

Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Christopher J. McComish
Granted 04/01/2022	4,218	161,212	24,188	924,458
Granted 04/01/2023	7,775	297,161	22,626	864,760
Granted 04/01/2024	12,460	476,221	24,297	928,631

Mark Kochvar
Granted 04/01/2022	1,069	40,857	6,127	234,170
Granted 04/01/2023	2,270	86,759	6,607	252,504
Granted 04/01/2024	3,583	136,942	6,987	267,037

David G. Antolik
Granted 04/01/2022	2,302	87,982	13,198	504,412
Granted 04/01/2023	2,592	99,066	7,543	288,278
Granted 04/01/2024	4,084	156,090	7,962	304,302

Stephen A. Drahnak
Granted 04/01/2022	710	27,136	4,064	155,318
Granted 04/01/2023	1,452	55,495	4,224	161,430
Granted 04/01/2024	2,292	87,600	4,469	170,820

LaDawn D. Yesho
Granted 04/01/2022	710	27,136	4,064	155,318
Granted 04/01/2023	1,410	53,890	4,103	156,809
Granted 04/01/2024	2,279	87,103	4,444	169,852

(1)

The S&T Board awarded restricted stock units on April 1, 2022, April 1, 2023, and April 1, 2024 pursuant to the 2022, 2023, and 2024 LTIPs, respectively. This column presents the restricted units issued on April 1, 2022, 2023, and 2024 that vest 33%, 33%, 34% on each of the three-year anniversaries. The third tranche remains to vest on the third anniversary of the 2022 award. The second and third tranches remain to vest on the second and third anniversary of the 2023 award. All tranches remain to vest on each one-year anniversary of the 2024 awards.

(2)

The column presents the number of shares in the aforementioned LTIP awards that are subject to vesting on the third anniversary of their respective grant dates, based on achievement of corporate performance goals. The number of shares for the 2022, 2023 and 2024 grants are reported at the maximum level of performance.

48 | S&T Bancorp, Inc. | 2025 Proxy Statement

Executive Compensation

Stock Vested in Fiscal Year 2024

The following table sets forth information regarding the number and value of restricted stock awards that vested during 2024 for our NEOs.

Name	Number or Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Christopher J. McComish(3)	—	—
Mark Kochvar	4,467	142,453
David G. Antolik	6,622	211,176
Stephen A. Drahnak	4,626	156,253
LaDawn D. Yesho	2,887	92,066

(1)

Shares acquired are representative of the shares vested before shares were forfeited for taxes withheld. The time based shares of restricted S&T stock granted under the 2021 LTIP on April 1, 2021 vested 50% on April 1, 2023 and the remaining 50% vested on April 1, 2024. The time-based shares of restricted units granted under the 2022 LTIP on April 1, 2022 vested 33% on April 1, 2023, and 33% on April 1, 2024. The time-based shares of restricted units granted under the 2023 LTIP on April 1, 2023 vested 33% on April 1, 2024. The performance based shares granted under the 2021 LTIP vested at 73%. The shares of restricted S&T stock granted under the 2021 LTIP were divided evenly between performance and time-based shares. The restricted S&T units granted under the 2022, 2023, and 2024 were divided evenly between performance and time-based units.

(2)	The value realized on vesting is based on the price of S&T Common Stock on the close of the market on the date of the vesting.

(3)

On December 23, 2022, Mr. McComish elected to defer his vesting of all units issued beginning in 2023 and later until a future date. Had his awards otherwise vested, he would have acquired 7,921 shares with a value of $252,601.

Pension Benefits

Name	Plan Name	Number of years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Christopher J. McComish (1)	Employees’ Retirement Plan of S&T Bank	0	—	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	0	—	—
Mark Kochvar	Employees’ Retirement Plan of S&T Bank	24	1,014,600	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	24	323,800	—
David G. Antolik	Employees’ Retirement Plan of S&T Bank	26	930,100	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	26	433,300	—
Stephen A. Drahnak	Employees’ Retirement Plan of S&T Bank	24	636,900	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	24	91,500	—
LaDawn D. Yesho (1)	Employees’ Retirement Plan of S&T Bank	0	—	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	7	117,900	—

(1)	Mr. McComish and Ms. Yesho were hired after January 1, 2008 and are not eligible for any qualified pension benefits.

The present values shown above are based on benefits earned as of December 31, 2024 under the terms of the Employees’ Retirement Plan of S&T Bank (the “Retirement Plan”) and the S&T Bancorp, Inc. Supplemental Savings and Make-up Plan (the “Nonqualified Plan”) as summarized below. Present values are determined in accordance with the assumptions used for purposes of measuring S&T Bank’s pension obligations under ASC 715 as of December 31, 2024, including a discount rate of 5.58%, with the exception that benefit payments are assumed to commence at age 62, the earliest age at which unreduced benefits are payable. Mr. Kochvar was eligible to retire as of December 31, 2024 and receive 100.00% of his benefits. Mr. Antolik was eligible to retire as of December 31, 2024 and receive 80.00% of his benefits based on the reduction for early retirement described below. Ms. Yesho is not a participant in the Retirement Plan. Her present value shown reflects her nonqualified benefit payable from the S&T Bancorp, Inc. Retirement Make-Up Plan.

On Jan. 25, 2016, the Board of Directors approved an amendment to freeze benefit accruals under the Retirement Plan and Nonqualified Plan effective March 31, 2016. This change resulted in no additional benefits being earned by participants in those plans based on service or pay after March 31, 2016.

S&T Bancorp, Inc. | 2025 Proxy Statement | 49

Executive Compensation

Employees’ Retirement Plan of S&T Bank

The Employees’ Retirement Plan of S&T Bank (“Plan”) is a defined benefit pension plan that covers substantially all employees hired prior to 2008. The Plan provides benefits that are based on years of service and compensation. Benefits payable under the Plan at normal retirement, age 65, are determined under the following formula.

1.0% of Average Final Compensation up to Covered Compensation, times Benefit Service

Plus

1.5% of Average Final Compensation in excess of Covered Compensation, times Benefit Service

For purposes of determining the normal retirement benefit, the terms used above have the following meanings:

•

Average Final Compensation is the average compensation received during the highest 5 consecutive years out of the last 10 years prior to retirement or termination of employment. Compensation generally means total cash remuneration determined before reductions for employee contributions for 401(k) or other pre-tax benefits, but does not include amounts deferred under the S&T Bancorp, Inc. Supplemental Savings and Make-up Plan. Compensation is limited each year as required by Federal law. Average Final Compensation was frozen effective March 31, 2016.

•

Covered Compensation is the average of the Social Security taxable wage bases in effect for each year in the 35-year period ending with the calendar year in which a participant retires or terminates employment. Social Security Covered Compensation used to determine the normal retirement benefit was frozen effective March 31, 2016.

•	Benefit Service generally means an employee’s period of employment with S&T Bank after attainment of age 21. Benefit Service was frozen effective March 31, 2016.

Participants’ benefits under the Plan are 100% vested after completion of five years of service. Participants who terminate employment prior to age 55 with a vested benefit are entitled to receive their full accrued benefit at normal retirement, age 65, or upon election, can receive actuarially reduced benefits as early as age 55. Participants who terminate employment after age 55 with at least 10 years of service are eligible to receive early retirement benefits under the Plan. For participants who met certain age and service requirements as of December 31, 2007, early retirement benefits are reduced 5/12 of 1% for each month by which the date benefit payments commence precedes age 62. For participants who did not meet these requirements, early retirement benefits are reduced 5/12 of 1% for each month by which the date benefit payments commence precedes age 65.

Accrued benefits under the Plan are payable in the form of a ten-year certain and life annuity that provides equal monthly payments for the participant’s life with a minimum of 120 monthly payments guaranteed. Married participants must receive their benefit in the form of a 50% joint and survivor annuity with 120 monthly payments guaranteed unless their spouse consents to a different form of a payment. A 50% joint and survivor annuity provides a reduced monthly payment for the participant’s life with 50% of the payment continuing for the spouse’s life following the participant’s death. Various optional annuity forms of payment are available under the Plan, including a single lump sum payment. All forms of payment are actuarially equivalent in value.

S&T Bancorp, Inc. Supplemental Savings and Make-up Plan

As noted above under the definition of Average Final Compensation for the Employees’ Retirement Plan of S&T Bank, compensation deferred under the S&T Bancorp, Inc. Supplemental Savings and Make-up Plan (the “Nonqualified Plan”) is not included as eligible compensation and includable compensation is limited as a result of maximums imposed by law. The Nonqualified Plan restores benefits that are not payable by the Retirement Plan as a result of the executive’s election to defer compensation or as a result of the compensation limit. The provisions described above for the Retirement Plan apply to this plan as well, with the exception that upon

50 | S&T Bancorp, Inc. | 2025 Proxy Statement

Executive Compensation

termination or retirement participants automatically receive their benefit in the form of an actuarially equivalent lump sum, which is credited to their account under this plan and paid out in accordance with their distribution election.

S&T Bancorp, Inc. Retirement Make-up Plan

The S&T Bancorp, Inc. Retirement Make-Up Plan restores benefits for certain employees hired following the soft freeze of the Employees’ Retirement Plan of S&T Bank that otherwise would have been earned under the Retirement Plan and the Supplemental Savings and Make-up Plan. The benefits earned under this plan are determined using the same plan provisions as the Retirement Plan, except that eligible compensation does not exclude deferred compensation, IRS limits are ignored, and the full benefit is paid as a lump sum upon termination of the participant.

Nonqualified Deferred Compensation

The following table provides information with respect to the Nonqualified Plan and the NEOs. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	RSU Deferred Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Christopher J. McComish	63,213	27,626	252,601	96,633	—	798,277

Mark Kochvar	—	—	—	133,294	—	683,095

David G. Antolik	41,508	13,783	—	236,728	—	1,445,637

Stephen A. Drahnak	16,812	5,884	—	9,260	—	92,215

LaDawn D. Yesho	15,422	5,398	—	99,845	—	586,798

(1)	The amounts in this column have been included in the “All Other Compensation” column of the Summary Compensation Table on page 45.

The Nonqualified Plan offers certain management employees, including the NEOs, the opportunity to continue to defer income on a tax deferred basis that exceeds annual contribution or compensation limits for qualified plans. In addition, the Nonqualified Plan can be used by highly-compensated employees who are limited to the salary deferral limit under the Thrift Plan. The employee may elect to defer a percentage of compensation from each payroll under the Supplemental Savings provision. The employee may also elect to contribute at the same deferral rate as for the Thrift Plan after reaching a contribution or compensation limit under the make-up provision.

S&T Bank makes employer matching and year end profit sharing contributions to the Nonqualified Plan that cannot be made to the qualified plans due to the aforementioned limits. The match is 3.5% of the deferral amount, except the match on deferrals under the make-up provision, which are matched 100% of the first 1% of the employee’s eligible compensation and 50% of the next 5% of the employee’s eligible compensation, up to 3.5% of the employee’s eligible compensation. The year end profit sharing bonus is at the same percentage as for the Thrift Plan and applies to eligible compensation that exceeds the compensation limit for qualified plans.

The participants may elect the allocation percentages for employee deferrals and employer contributions into two large capitalization mutual funds, a balanced fund and a money market mutual fund in a Rabbi Trust. The Thrift Plan Committee at S&T Bank determines the investment vehicles in the Rabbi Trust, which currently are Fidelity 500 Index Fund, American Funds Fundamental Investors Fund Class R5, Dodge & Cox Balanced Fund and Vanguard Treasury Money Market Investor Shares.

S&T Bancorp, Inc. | 2025 Proxy Statement | 51

Executive Compensation

As described earlier, distributions from the Nonqualified Plan are in accordance with the participant’s distribution election. The Nonqualified Plan is subject to the provisions of Section 409A of the Code.

Termination of Employment and Change in Control Arrangements

As described above, except for Messrs. McComish and Antolik, our NEOs do not have employment agreements. The NEOs would receive payments from S&T in connection with a termination from employment pursuant to their change in control agreements. The amount of the payment would vary, depending upon whether the termination was due to resignation, retirement, severance, good cause or change in control of S&T. In the event of death, the NEO’s beneficiary, heirs or estate would be entitled to certain payments.

Resignation. There are no employment agreements between S&T and any of the NEOs, except for Messrs. McComish and Antolik. Under these agreements, Messrs. McComish and Antolik may resign for good reason or on their own free will. If resigning on their own free will, Messrs. McComish and Antolik would be in common with the other NEOs and not entitled to any severance benefits. In the event of resignation for good reason, as defined in the employment agreement, Mr. McComish would receive two times salary and target annual bonus, 24 months of health care benefits and any portion of the unvested inaugural award of restricted S&T shares. Mr. Antolik would receive two times salary and target bonus and 24 months of health care benefits. Other NEOs would receive salary payments and participate in S&T’s benefit plans through the date of separation from employment. There would be no additional payments.

Retirement. Upon retirement, the NEOs would receive pension benefits as described above in the “Retirement Plan” and the “Nonqualified Plan.” Married participants must receive their benefit in the form of a 50% joint and survivor annuity with 120 monthly payments guaranteed unless their spouse consents to a different form of a payment. Various optional annuity forms of payment are available under the Retirement Plan, including a single lump sum payment. All forms of payment are actuarially equivalent in value. The benefit due from the S&T Bancorp, Inc. Retirement Make-Up Plan is only payable as a lump sum.

	The Retirement Plan		The Nonqualified Plan, Lump Sum Benefit as of 1/1/2025(3)
	Date Payable(1)	Annual Benefit(2)

Christopher J. McComish	N/A	N/A	N/A

Mark Kochvar	1/1/2025	$78,100	$255,900

David G. Antolik	1/1/2025	$68,500	$355,600

Stephen A. Drahnak	age 65	$70,600	$43,100

LaDawn D. Yesho	N/A	N/A	$61,400

(1)

Messrs. Kochvar and Antolik were eligible to retire and receive 100.00% and 80.00%, respectively, of their benefit payable on January 1, 2025, as described in “The Retirement Plan” above. Mr. Drahnak was not eligible for early retirement as of December 31, 2024, and is presented at what his respective benefit would be upon retirement at age 65 if he had terminated employment on December 31, 2024. Ms. Yesho is not a participant in the Retirement Plan. Her lump sum amount shown reflects her nonqualified benefit payable from the S&T Bancorp, Inc. Retirement Make-Up Plan. Ms. Yesho was not eligible for early retirement as of December 31, 2024 and is presented at what her respective benefit would be upon retirement at age 65 if she had terminated employment on December 31, 2024.

(2)

The NEOs are married participants and must receive their benefit under the Supplemental Savings and Make-up Plan in the form of a 50% joint and survivor annuity with 120 monthly payments guaranteed unless their spouse consents to a different form of a payment. The annual benefits shown in this column are payable for the participant’s life with a minimum of 120 monthly payments guaranteed. After 120 monthly payments have been made, 50% of the amount shown continues for the spouse’s life following the participant’s death. If the NEO became deceased prior to retiring, the NEO’s surviving spouse would receive the amount shown for ten years commencing as of the date shown, reducing to 50% of the amount shown after ten years and continuing for the remainder of his or her lifetime.

52 | S&T Bancorp, Inc. | 2025 Proxy Statement

Executive Compensation

(3)

The NEO receives a lump sum payment upon retirement or termination as described above in the “Nonqualified Plan.” The lump sum payment is determined as the present value of a ten-year certain and life annuity based on an interest rate of 8.0% and a mortality table specified by the terms of the plan, and is deposited into the NEO’s Nonqualified Plan deferred compensation account. Currently, the NEOs have elected to receive a lump sum distribution under the Supplemental Savings and Make-up Plan at age 70, but may change their elections to an earlier date, for the amount of their payments accrued prior to January 1, 2005. The NEOs individually elected a time and form of payment for payments accrued after December 31, 2004, as allowed by the Nonqualified Plan and permitted by Section 409A.

Severance, constructive termination and change in control. The agreements define “good reason” as the occurrence of any of the following (without the executive’s consent) after a change in control:

•

A material diminution of the executive’s duties, authority or responsibility, or any material change in the geographic location at which the executive must perform services (in this case, a material change means any location more than 40 land miles from the location prior to the change in control);

•

A material breach of the obligation imposed under the agreement for S&T (or any successor) to (a) continue to provide the executive after a change in control with benefits substantially similar to those enjoyed by the executive under any of S&T’s pension, life insurance, medical, health and accident, disability, or other welfare plans (but not including annual bonus or incentive or equity-based compensation plans) in which the executive was participating at the time of the change in control, unless the nature of the change in benefit levels is consistent with changes to benefits levels provided to employees at the same or equivalent level or title as the executive; (b) provide annual bonus and incentive compensation opportunities that are not less favorable than provided prior to the change in control; or (c) provide the executive with the number of paid vacation days to which the executive is entitled to on the basis of years of service with S&T in accordance with S&T’s normal vacation policy in effect at the time of a change in control;

•	A material breach of the obligation imposed under the agreement that the agreement be binding upon any successor to S&T; or

•	A reduction of more than 10% in the executive’s annual base salary by S&T.

An executive cannot terminate for “good reason” unless (a) the executive shall have given written notice of such event to S&T within ninety (90) days after the initial occurrence thereof, (b) S&T shall have failed to cure the situation within thirty (30) days following the delivery of such notice (or such longer cure period as may be agreed upon by the parties), and (c) the executive terminates employment within six (6) months after the initial notification of the event constituting good reason.

A “change in control” is defined in the agreements as the occurrence of any of the following:

•

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the execution date of the agreement), other than a pension, profit-sharing or other employee benefit plan established by S&T, that is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act in effect as of the date first written above), directly or indirectly, of securities of S&T representing twenty- five percent (25%) or more of the combined voting power of the S&T’s then outstanding securities;

•

During any period of two consecutive years, individuals who at the beginning of such period constitute the S&T Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period;

•

The consummation of a merger or consolidation of S&T with any other corporation, other than a merger or consolidation which would result in the voting securities of S&T outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of S&T or such surviving entity outstanding immediately after such merger or consolidation;

S&T Bancorp, Inc. | 2025 Proxy Statement | 53

Executive Compensation

•

The shareholders of S&T or the S&T Board approve a plan of complete liquidation or an agreement for the sale of or disposition (in one transaction or a series of transactions) of all or substantially all of S&T’s assets; or

•

Any other event that constitutes a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act or any successor provision.

Agreements provide for the following benefits:

•

In accordance with his employment agreement, if Mr. McComish’s employment is terminated without cause or for good reason, Mr. McComish would be eligible for a cash severance benefit equal to two times the sum of his annual base salary and target annual bonus (or, if such termination is within two years following a change in control of the S&T, three times the sum of his annual base salary and target annual bonus, and a pro-rated target annual bonus based on the date of termination), an amount equal to 24 months of COBRA premiums (or, if such termination is within two years following a change in control of S&T, 36 months of COBRA premiums), and accelerated vesting of his inaugural equity award.

•

In accordance with his employment agreement, if Mr. Antolik’s employment is terminated without cause or for good reason, Mr. Antolik would be eligible for a cash severance benefit equal to two times the sum of his annual base salary and target annual bonus (or, if such termination is within two years following a change in control of the Company, three times the sum of his annual base salary and target annual bonus, and a pro-rated target annual bonus based on the date of termination) and an amount equal to 24 months of COBRA premiums (or, if such termination is within two years following a change in control of the Company, 36 months of COBRA premiums).

•

The other NEOs will receive (a) a lump sum payment of 200% (Messrs. Kochvar and Drahnak and Ms. Yesho) or of 100% of his or her base salary and target bonus and (b) a prorated annual bonus (based on the NEO, target bonus) for the year of termination, payable in a lump sum if: (1) the NEO’s employment is involuntarily terminated without cause within six months preceding a change in control; (2) the NEO’s employment is involuntarily terminated without cause within two years following a “change in control” (as defined below); or (3) the NEO terminates his or her employment for “good reason” (as defined below) within two years following a change in control.

•

Payments under the agreements shall be paid or provided (or commence to be paid or provided) within five (5) business days after the executive has satisfied the requirement that the executive sign an irrevocable release of all claims against S&T, subject to a six-month delay for compliance with Section 409A, if necessary. (See “Effect of Taxation on Compensation Programs (Tax Considerations)” on page 43.) The CEO and NEOs who receive 300%, 200% or 100% of their salary and target annual bonus in a change in control will also be subject to twelve (12) month non-competition and non-solicitation covenants. Each agreement provides that if the executive’s employment is terminated without cause, or terminates for good reason, within the three or two years of a change in control, as applicable for that particular executive, he will also receive payments equal to the amount of money required to maintain health benefits under COBRA. These additional benefits will continue for three years for the CEO and the President, for two years for Messrs. Kochvar and Drahnak and Ms. Yesho and one year for an Executive Vice President. Each agreement provides that, in the event any benefit received by a NEO in connection with a change in control or in connection with the termination of the NEO’s employment whether pursuant to the agreement or any other plan, arrangement or agreement (collectively, the “Total Benefits”) would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) (the golden parachute excise tax), then the Total Benefits will be reduced to the extent necessary so that no portion of the Total Benefits is subject to such excise tax.

54 | S&T Bancorp, Inc. | 2025 Proxy Statement

Executive Compensation

The agreements specifically exclude public stock offerings by S&T and convertible debt offerings by S&T from the definition of “change in control.”

During 2024, as described on page 42 of this Proxy Statement under the section “Double Trigger Change in Control Severance Protections,” S&T had double-trigger change in control severance agreements in effect with each of the NEOs.

The following table provides the payments that each NEO would have received under his or her change in control agreement in the event of a without cause or good reason termination upon a change in control of S&T on December 31, 2024:

Name	Multiple of Salary(1)	Lump Sum Payment ($)	Payment in Lieu of Medical Coverage ($) (2)	Total Value of Payments ($) (3)

Christopher J. McComish	3X	4,384,960	48,350	4,433,310

Mark Kochvar	2X	1,554,000	15,537	1,569,537

David G. Antolik	3X	2,530,000	22,152	2,552,152

Stephen A. Drahnak	2X	1,136,000	44,171	1,180,171

LaDawn D. Yesho	2X	1,129,600	854	1,130,454

(1)	Represents the multiple of the executive’s base salary and target annual incentive.

(2)

The amount of money required to maintain health benefits under COBRA for one, two or three years, as applicable and in accordance with the terms of the executive’s change in control/severance agreement.

(3)	The total value of the payments may be reduced to avoid the imposition of the excise tax imposed under Section 4999 of the Code.

Death and Disability. Upon the death of an NEO, our NEOs receive life and accidental death and dismemberment insurance proceeds through the S&T Bank Welfare Benefit Plan. In addition, our equity awards provide for pro-rata vesting upon a NEO’s death or disability. The following table provides the value of such pro-rata vesting of outstanding equity awards that each NEO would have received in the event the NEO died or became disabled on December 31, 2024:

Name	Value of Basic Life Coverage(2) ($)	Value of Accidental Death and Dismemberment Coverage(2) ($)	Value of Pro-Rata Equity Vesting(1) ($)

Christopher J. McComish	900,000	900,000	1,236,914

Mark Kochvar	900,000	900,000	484,553

David G. Antolik	900,000	900,000	540,201

Stephen A. Drahnak	900,000	900,000	222,555

LaDawn D. Yesho	900,000	900,000	219,918

(1)	The value realized on pro-rata vesting is based on the closing price of S&T Common Stock on the close of the market on December 31 , 2024 ($38.22), the last business day of the year.

(2)	Basic group life and group accidental death and dismemberment coverage is provided at three times salary with a limit of $900,000 for each.

S&T Bancorp, Inc. | 2025 Proxy Statement | 55

Executive Compensation

CEO Pay Ratio

For 2024, S&T selected December 19, 2024 as the determination date for identifying the median employee under Item 402(u) of Regulation S-K. Year-to-date taxable wages paid from January 1, 2024 to December 31, 2024 for all employees employed as of the determination date, with the exception of Mr. McComish, were listed from lowest to highest. This period captured all incentive payments for the tax year as well as the vesting of equity awards, as applicable. Wages of newly hired permanent employees were adjusted to represent wages for the entire measurement period.

Once the data was complete, the median employee was identified, and total compensation for the median employee was calculated according to Item 401(c). Mr. McComish’s annual total compensation for 2024 was estimated to be $2,414,673. This amount equals Mr. McComish’s compensation as reported in the Summary Compensation Table. The median employee’s compensation was $52,691 producing a ratio of 45.83. to 1

56 | S&T Bancorp, Inc. | 2025 Proxy Statement

PAY VERSUS PERFORMANCE DISCLOSURE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO 1¹ ($)	Summary Compensation Table Total for PEO 2¹ ($)	Summary Compensation Table Total for PEO 3¹ ($)	Compensation Actually Paid to PEO 1 1,2,3 ($)	Compensation Actually Paid to PEO 2 1,2,3 ($)	Compensation Actually Paid to PEO 3 1,2,3 ($)	Average Summary Compensation Table Total for Non-PEO NEOs 1 ($)	Average Compensation Actually Paid to Non-PEO NEOs 1,2,3 ($)	Value of Initial Fixed $100 Investment based on: 4		Net Income ($ Millions)	Return on Average Equity 5
									TSR ($)	Peer Group TSR ($)
2024	—	—	2,414,673	—	—	2,601,213	910,750	952,581	116.09	128.85	131.3	9.9%
2023	—	—	2,089,129	—	—	2,211,359	848,462	763,056	97.79	106.87	144.8	11.8%
2022	—	—	2,508,806	—	—	2,437,641	941,388	997,835	95.79	110.67	135.5	11.5%
2021	823,834	1,215,680	887,244	681,430	1,461,391	902,948	621,526	616,621	85.06	132.19	110.3	9.3%
2020	1,700,525	—	—	474,364	—	—	961,977	600,989	64.60	92.50	21.0	1.8%

1.
Todd D. Brice (“PEO 1”) was our PEO from January 2019 to March 2021. David G. Antolik (“PEO 2”) was our interim PEO from March 2021 to August 2021. Christopher J. McComish (“PEO 3”) has been our PEO since August 2021. The individuals comprising the
Non-PEO
NEOs for each year presented are listed below.

2020	2021	2022—2024
David G. Antolik	Mark Kochvar	Mark Kochvar
Mark Kochvar	LaDawn D. Yesho	David G. Antolik
George Basara	Charles B. Carroll, Jr.	Stephen A. Drahnak
Ernest J. Draganza	George Basara	LaDawn D. Yesho
Rebecca A. Stapleton
David P. Ruddock

2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year and any prior service cost related to any plan amendment or initiation. (Because the pension plans are frozen there is no inclusion for Pension Service Cost.)

Year	Summary Compensation Table Total for PEO 3 ($)	Exclusion of Change in Pension Value for PEO 3 ($)	Exclusion of Stock Awards for PEO 3 ($)	Inclusion of Pension Service Cost for PEO 3 ($)	Inclusion of Equity Values for PEO 3 ($)	Compensation Actually Paid to PEO 3 ($)
2024	2,414,673	—	(913,904)	—	1,100,444	2,601,213

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	910,750	—	(224,395)	—	266,226	952,581

S&T Bancorp, Inc.
 |
2025 Proxy Statement
 |

Pay Versus Performance Disclosure

The
amounts
in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Covered Year- End Fair Value of Equity Awards Granted During Covered Year That Remained Outstanding and Unvested as of Last Day of Covered Year for PEO 3 ($)	Change in Fair Value as of Covered Year End (as compared to Prior Year End) of Equity Awards Granted Prior to Covered Year and Outstanding and Unvested as of Covered Year-End for PEO 3 ($)	Change in Fair Value as of Vesting Date (as compared to Prior Year End) of Equity Awards Granted Prior to Covered Year that Vested During Covered Year for PEO 3 ($)	Total-Inclusion of Equity Values for PEO 3 ($)
2024	980,001	129,949	(9,506)	1,100,444

Year	Covered Year- End Fair Value of Equity Awards Granted During Covered Year That Remained Outstanding and Unvested as of Last Day of Covered Year for Non-PEO NEOs ($)
Average Change
in Fair Value as of
Covered Year End
(as compared to
Prior Year End) of
Equity Awards
Granted Prior to
Covered Year and
Outstanding and
Unvested as of
Covered Year-
End for
Non-PEO

NEOs
($)
			Change in Fair Value as of Vesting Date (as compared to Prior Year End) of Equity Awards Granted Prior to Covered Year that Vested During Covered Year for Non-PEO NEOs ($)	Total—Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	240,625	31,962	(6,361)	266,226

4.
The Peer Group TSR set forth in this table utilizes the NASDAQ Bank Index, which we also utilize in the stock performance graph
required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the NASDAQ Bank Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5.	We determined Return on Average Equity to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2024.

 |
S&T Bancorp, Inc.
 |
2025 Proxy Statement

Pay Versus Performance Disclosure

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years, and the Peer Group TSR over the same period.

S&T Bancorp, Inc.
 |
2025 Proxy Statement
 |

Pay Versus Performance
Disclosure

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our net income during the five most recently completed fiscal years.

 |
S&T Bancorp, Inc.
 |
2025 Proxy Statement

Pay Versus Performance Disclosure

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Return on Average Equity
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Return on Average Equity during the five most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking
Compensation Actually Paid to our PEO and other NEOs for 2024 to Company performance. The measures in this table are not ranked.

Return on Average Equity
EPS
Relative TSR

S&T Bancorp, Inc.
 |
2025 Proxy Statement
 |

RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

The Nominating Committee has a written policy for the review, approval, or ratification of related party transactions. In accordance with the Nominating Committee’s Related Party Transaction Policy, a “related party transaction” is any transaction, including, but not limited to, any financial transaction (except for Regulation O extensions of credit), arrangement or relationship or any series of similar transactions, arrangements or relationships, in which S&T and its affiliates (collectively, the “Company”) was, is or will be a participant and in which any “Related Party” had, has, or will have a direct or indirect material interest. The S&T Board pre-approves all Regulation O extensions of credit. A “Related Party” is defined under the policy as follows:

•	Any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	Any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

•

Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, and sister-in-law. In addition to the foregoing, any person (other than a tenant or employee) residing in the home of such director, executive officer, nominee or more than 5% beneficial owner; and

•

Any firm, corporation or other entity in which any of the foregoing persons is employed as an executive officer or is a partner or principal or in a similar position; or in which such person has a 10% or greater beneficial ownership interest.

The Board recognizes that related party transactions can present potential or actual conflicts of interest that may raise questions among shareholders or create the appearance that the Company’s decisions are based on considerations other than the best interests of the Company and its shareholders. It is the Company’s policy to enter into or ratify a related party transaction only when it is determined that the related party transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders. Related party transactions, include but are not limited to, situations where the Company may obtain products or services of a nature, quantity or quality, or other terms comparable to those that could be obtained in arm’s length dealings with unrelated third parties; or that are not readily available from alternative sources; or when S&T Bank provides products or services to a Related Party on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

On an annual basis, each director and executive officer must submit a questionnaire (the “Questionnaire”) for assisting in the administration of this policy. The Questionnaire requests the identification of Related Parties. Any person nominated to stand for election as a director must submit a Questionnaire no later than the date of his or her nomination. Any person who is appointed as a director or an executive officer must submit a Questionnaire prior to such person’s appointment as a director or executive officer, except in the case of an executive officer, where due to the circumstances, it is not practicable to submit the Questionnaire in advance, in which case the Questionnaire must be submitted as soon as reasonably practicable following the appointment.

Directors and executive officers are expected to notify the Corporate Secretary of any updates to the list of Related Parties. The Corporate Secretary disseminates a Related Party master list as appropriate within S&T. The recipients of the master list utilize the information contained therein in connection with their respective business units, departments and areas of responsibility to effectuate this policy.

The S&T Board has determined that the Nominating Committee is best suited to review and approve related party transactions. Except for the transactions set forth below as preapproved, all related party transactions shall be subject to prior review and approval by the Nominating Committee at a regularly scheduled meeting. If it is not practicable or desirable for S&T to wait until the next regularly scheduled meeting, the proposed transaction will be submitted to the Chairperson of the Committee (provided that the Chairperson is not the

62 | S&T Bancorp, Inc. | 2025 Proxy Statement

Related Person Transactions

Related Person involved in such transaction) and reported at the next regularly scheduled meeting for Committee ratification. If possible, such approval will be obtained before S&T commences such a transaction or enters into or amends a contract related to such transaction. The Nominating Committee may impose conditions or guidelines on an approved related party transaction. Any member of the Nominating Committee who is a Related Party or potential Related Party with respect to the related party transaction under discussion shall abstain from any discussion of or voting on the approval of such related party transaction, but may, if requested by the Chairperson of the Nominating Committee, participate in some or all of the Nominating Committee’s discussions of the transaction for the purpose of providing material information about the transaction. The Nominating Committee may interview any S&T personnel, including the Related Party, and any other third party that it deems appropriate or necessary to assist in making a determination. Management should obtain from the Related Party and furnish to the Corporate Secretary, the Nominating Committee or the Chairperson of the Nominating Committee, as applicable, the following information regarding any related party transaction:

•

A description of the potential related party transaction, including any material information relating to the transaction and the nature of the Related Party’s interest in the transaction, including information relating to the background and negotiation of the transaction, the individuals involved in negotiating the transaction, the business purpose of the transaction and the benefits of the transaction to S&T;

•	The name of the Related Party, as well as the names of any other related parties who may have an interest in the transaction;

•

The nature of the Related Party’s interest in the transaction, including the Related Party’s position(s) or relationship(s) with, or ownership in, a firm, corporation or other entity that is a party to, or has an interest in, the transaction;

•	The approximate dollar value of the amount involved in the transaction; and

•	The approximate dollar amount of the Related Party’s interest in the transaction.

In determining whether to approve a related party transaction, the Nominating Committee shall consider:

•	Whether the transaction is on terms that are fair and reasonable to S&T and substantially the same as would apply if the other party was not a Related Party;

•	The size of the transaction and the amount payable to the Related Party;

•	The nature of the interest of the Related Party in the transaction;

•	Whether the transaction is in the business interests of S&T and in the interests of S&T’s shareholders;

•	Whether the transaction may involve a conflict of interest or otherwise interfere with the objectivity and independence of the Related Party; and

•	Any other facts and circumstances that the members of the Nominating Committee or the Chairperson, as the case may be, deem relevant.

Except for the transactions set forth below as pre-approved, any amendment (other than immaterial amendments without economic consequence), renewal or extension of a previously approved related party transaction shall be subject to review and approval by the Nominating Committee.

The Nominating Committee has reviewed the types of related party transactions described below and determined that each of the following related party transactions will be deemed to be pre-approved by the Nominating Committee:

1.	Any compensation paid to executive officers, provided that S&T’s Compensation Committee approved or recommended that the S&T Board approve such compensation.

2.	Any compensation paid to a director if the compensation is required to be reported in S&T’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements.

S&T Bancorp, Inc. | 2025 Proxy Statement | 63

Related Person Transactions

3.	Any transaction where the Related Party’s interest arises solely from ownership of Common Stock and all shareholders received the same benefit on a pro rata basis (e.g., dividends).

4.	Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

5.	Any transaction with a Related Party involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

6.	The reimbursement of business expenses in accordance with S&T’s policy.

7.	Indemnification and advancement of expenses made pursuant to the S&T’s By-laws or pursuant to any agreement or instrument otherwise as required by law.

8.	Transactions, arrangement or relationships that are generally available on the same terms to all employees.

Other than as described below under “Transactions with Related Parties”, there were no related party transactions. All such transactions noted below were approved by the Nominating Committee in accordance with the terms of S&T’s Related Party Transaction Policy.

Transactions with Related Parties

During 2024, S&T Bank made payments aggregating $168,852 to a related interest of Director Christine J. Toretti for the lease of operations, branch, and administrative facilities and parking spaces under the arrangements described below. On October 1, 1986, S&T Bank entered into an agreement to lease, from Ms. Toretti and Mr. Michael Toretti as trustees under an irrevocable trust, a 23,000 square foot, one-story building and 2.3 acres of land used as S&T Bank’s North Fourth Street branch and operations center. The terms of the agreement provided for payment of $10,000 per month for the first five years and options to renew for four five-year terms with rent for each option term to be the rent from the previous term, plus 5%. On October 1, 2006, S&T Bank exercised its fourth renewal option at $12,155 per month. Additionally, in September 2006, S&T Bank exercised an extension agreement beginning October 1, 2011 at $12,763 per month, which provides S&T Bank options to renew the lease for four additional five-year terms at the same terms and conditions of the original lease. The second renewal option under the extension agreement was exercised on October 1, 2016 at $13,401 per month, providing the same terms and conditions as the original lease. Management exercised the third renewal option in 2021 extending the term from October 1, 2021 and ending on September 30, 2026 at $14,071 per month providing the same terms and conditions as the original lease. Ms. Toretti and Mr. James H. McElwain currently serve as trustees of the irrevocable trust. This lease is very competitively priced per square foot and is strategically located in Indiana, Pennsylvania adjacent to the S&T Bank-owned North Fifth Street consumer and business banking and loan operations center. The property is unique, as the leased facility includes a bank branch and an operations center and permits a drive-thru for S&T Bank’s customers and has approximately 100 parking spaces for employees. Terminating the lease and relocating to an alternative location would be cost prohibitive and would adversely affect our operational efficiency. Ms. Toretti does not receive any direct or indirect payments or other benefits from the trust.

S&T Bank has made, and expects to make in the future, extensions of credit in the ordinary course of business to certain directors and officers. These loans are made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the same time for comparable loans with persons not related to S&T Bank and in accordance with Regulation O. Such loans do not involve more than normal risk of collectability or present unfavorable features. The S&T Board pre-approves all Regulation O extensions of credit.

All of the transactions described above were approved by the Nominating Committee in accordance with the Nominating Committee’s Related Party Transaction Policy.

64 | S&T Bancorp, Inc. | 2025 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees S&T’s financial reporting process on behalf of the S&T Board of Directors. Management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements and related schedules in the Annual Report with management. The Audit Committee also reviewed and discussed together with management and the independent registered public accounting firm (the Independent Auditor) the results of management’s assessment of the effectiveness of S&T’s internal control over financial reporting and the Independent Auditor’s audit of internal control over financial reporting for the year ended December 31, 2024.

The Audit Committee discussed with S&T’s Internal Auditors and the Independent Auditor the overall scope and plans for their respective audits. The Audit Committee met with the Internal Auditors and Independent Auditor, with and without management present, to discuss the results of their examinations, their evaluations of S&T’s internal controls, including internal controls over financial reporting, and the overall quality of S&T’s financial reporting.

The Audit Committee reviewed and discussed with the Independent Auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) (PCAOB) and the Securities and Exchange Commission (SEC). The Audit Committee has received the written disclosures and the letter from the Independent Auditor required by applicable requirements of the PCAOB regarding the Independent Auditor’s communications with the Audit Committee concerning independence and has discussed with the Independent Auditor the Independent Auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the S&T Board of Directors that the audited consolidated financial statements and related schedules be included in the Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

The Audit Committee of the S&T Bancorp, Inc. Board of Directors:

Frank J. Palermo, Jr. (Chairperson); Peter R. Barsz, Christina A. Cassotis, Jeffrey D. Grube, and William J. Hieb.

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act.

S&T Bancorp, Inc. | 2025 Proxy Statement | 65

SHAREHOLDER PROPOSALS

AND OTHER BUSINESS

Any proposal submitted by a shareholder of S&T for inclusion in the proxy statement and form of proxy for the 2026 S&T annual meeting of shareholders must be received in writing by the Secretary of S&T at S&T’s Administrative Office (its principal executive offices), 800 Philadelphia Street, Indiana, Pennsylvania 15701, on or before December 1, 2025. Such proposal must conform with all of the requirements of Rule 14a-8 under the Exchange Act.

Notice to S&T of proposals for action at the 2026 annual meeting of shareholders or a shareholder director nomination submitted otherwise than pursuant to Rule 14a-8 must be submitted in writing to the Secretary of S&T at S&T’s Administrative Office (its principal executive offices), 800 Philadelphia Street, Indiana, Pennsylvania 15701, not earlier than the close of business on the 120th day (January 13, 2026), nor later than the close of business on the 90th day (February 12, 2026) prior to the first anniversary of the 2025 Annual Meeting (May 13, 2026), unless the date of the 2025 annual meeting of shareholders is more than 30 days before or more than 60 days after such anniversary date, in which case we will notify you of the new deadlines. Such proposals should be submitted by means that permit proof of the date of delivery, such as certified mail, return receipt requested. The persons named in the proxies solicited by S&T’s Board for its 2026 annual meeting of shareholders may exercise discretionary voting power with respect to any such proposal or nomination as to which S&T does not receive a timely notice.

Any shareholder who intends to solicit proxies in support of director nominees other than S&T’s nominees must provide notice of the shareholder’s intent to solicit proxies for its director nominees by February 12, 2026 and must comply with the requirements of Rule 14a-19 and Section 105 of S&T’s Bylaws. S&T will disregard any proxies solicited for a shareholder’s director nominees if such shareholder fails to comply with such requirements.

OTHER MATTERS

Management knows of no other matters to be brought before the Annual Meeting. In accordance with the S&T By-laws, no persons other than S&T’s nominees may be nominated for director election or elected at the Annual Meeting. However, should any other matter requiring a vote of the shareholders properly come before the meeting, the persons named in the enclosed proxy will vote the shares represented by the proxies on such matter as determined by a majority of the S&T Board. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

By Order of the Board of Directors,

Rachel L. Smydo

Secretary

WE HAVE MAILED TO CERTAIN SHAREHOLDERS THE NOTICE CONTAINING INSTRUCTIONS REGARDING HOW TO ACCESS OUR PROXY STATEMENT AND A COPY OF OUR 2024 ANNUAL REPORT, WHICH INCLUDES A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2024 (AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS THERETO). WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THE PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, COPIES OF OUR PROXY STATEMENT, ANNUAL REPORT OR FORM 10-K. PLEASE DIRECT ALL SUCH REQUESTS TO: SECRETARY OF S&T, 800 PHILADELPHIA STREET, INDIANA, PENNSYLVANIA 15701. IN ADDITION, THE FORM 10-K AND EXHIBITS ARE AVAILABLE ON THE INTERNET AT WWW.STBANCORP.COM OR ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE FORM 10-K IS NOT PART OF THESE SOLICITATION MATERIALS.

March 31, 2025

66 | S&T Bancorp, Inc. | 2025 Proxy Statement

FORWARD-LOOKING STATEMENTS

This proxy statement, other reports filed by S&T under the Exchange Act, and any other written or oral statements made by us or on our behalf to analysts, investors, the media, and others, may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future, they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements.

You should not place undue reliance on any forward-looking statements, which are only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information, or otherwise, except as may be required by law.

See also the reports filed with the SEC, including the discussions under the “Forward-Looking Statements” and “Risk Factors” sections of S&T’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC and available on its website at sec.gov, as well as at www.stbancorp.com and www.proxyvote.com.

TRADEMARK INFORMATION

S&T BANK® and S&T BANK and Design® are registered trademarks of S&T. Other words or symbols in this proxy statement that identify other parties’ goods or services may be trademarks or service marks of those other parties.

INFORMATION NOT INCORPORATED INTO THIS PROXY STATEMENT

No information contained on or accessible through our websites at www.stbancorp.com or https://www.stbank.com/corporateresponsibility or on Bank Director’s website at www.bankdirector.com is part or shall be deemed to be a part of this proxy statement by reference or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate such information by reference.

S&T Bancorp, Inc. | 2025 Proxy Statement | 67

APPENDIX A

RECONCILIATIONS OF GAAP TO NON-GAAP

In addition to traditional measures presented in accordance with GAAP, S&T’s management uses, and this Proxy Statement contains or references, certain non-GAAP financial measures identified below. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies.

Return on average tangible shareholders’ equity is a key profitability metric used by management to measure financial performance. The following table provides a reconciliation of return on average tangible shareholders’ equity (non-GAAP) by reconciling net income (GAAP) per the Consolidated Statements of Net Income to net income before amortization and intangibles and average shareholder’s equity to average tangible shareholders’ equity for the periods presented:

	Years Ended December 31,
Return on Average Tangible Shareholders’ Equity (ROTE) (non-GAAP)	2024	2023

Net income	$131,265	$144,781

Plus: amortization of intangibles, net of tax	904	1,042

Net income before amortization of intangibles	$132,169	$145,823

Average total shareholders’ equity	$1,330,870	$1,227,332

Less: average goodwill and other intangible assets, net of deferred tax liability	(376,181)	(377,157)

Average tangible equity (non-GAAP)	$954,689	$850,175

Return on Average Tangible Shareholders’ Equity (Non-GAAP)	13.84%	17.15%

Pre-provision net revenue to average assets (non-GAAP) is a key profitability metric used by management to measure financial performance. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital. The following table provides a reconciliation of income before taxes (GAAP) per the Consolidated Statements of Net Income to PPNR (non-GAAP) and then PPNR (non-GAAP) to average assets for the periods presented:

	Years Ended December 31,
Pre-provision Net Revenue (PPNR)/Average Assets (non-GAAP~~)~~	2024	2023

Income before taxes	$164,818	$178,804

Plus: net losses (gains) on sale of securities	7,938	—

Less: gain on Visa class B-1 exchange	(3,492)	—

Plus: Provision for credit losses	133	17,892

Pre-provision net revenue (non-GAAP)	$169,397	$196,696

Average assets	$9,572,834	$9,276,256

PPNR/Average assets (non-GAAP)	1.77%	2.12%

S&T Bancorp, Inc. | 2025 Proxy Statement | A-1

S&T BANCORP, INC. 800 PHILADELPHIA ST. INDIANA, PA 15701

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 8, 2025 for shares held in a plan and up until 11:59 p.m. Eastern Time on May 12, 2025 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/STBA2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 8, 2025 for shares held in a plan and up until 11:59 p.m. Eastern Time on May 12, 2025 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62555-P22827	KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

S&T BANCORP, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL.”					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	ELECTION OF DIRECTORS TO SERVE TERMS EXPIRING IN 2026				☐	☐	☐

	Nominees:

	01)	Lewis W. Adkins, Jr.	07)	Peter G. Gurt
	02)	David G. Antolik	08)	William J. Hieb
	03)	Peter R. Barsz	09)	Christopher J. McComish
	04)	Christina A. Cassotis	10)	Bhaskar Ramachandran
	05)	Michael J. Donnelly	11)	Christine J. Toretti
	06)	Jeffrey D. Grube

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3.										For	Against	Abstain

2.	TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS S&T’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2025.									☐	☐	☐

3.	TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF S&T’S NAMED EXECUTIVE OFFICERS.									☐	☐	☐

TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Only shareholders of record as of the close of business on February 28, 2025 are entitled to notice of and to vote at such meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL ON PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please sign exactly as your name or name(s) appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]				Date				Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS OF

S&T BANCORP, INC.

May 13, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2025

S&T’s Proxy Statement for the 2025 Annual Meeting of Shareholders

and S&T’s Annual Report on Form 10-K for the fiscal year ended

December 31, 2024 are available at http://proxyvote.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V62556-P22827

REVOCABLE PROXY

S&T BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

HELD ON MAY 13, 2025

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael Golden and Jeffrey J. Sottile or either of them, or any successors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of the common stock of S&T Bancorp, Inc. (“S&T”), par value $2.50 per share (“S&T Common Stock”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”), to be held via Virtual Shareholder Meeting (www.virtualshareholdermeeting.com/STBA2025) on May 13, 2025 at 10:00 a.m., Eastern Time, and at any and all adjournments thereof, as indicated on the reverse hereof.

The undersigned acknowledges receipt from S&T prior to execution of this proxy of the Notice of Meeting and the Proxy Statement. The undersigned hereby revokes any and all proxies heretofore given with respect to the undersigned’s shares of S&T Common Stock.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)